Exhibit 2.2
ACQUISITION AND CONTRIBUTION AGREEMENT
AND JOINT ESCROW INSTRUCTIONS
dated
SEPTEMBER 16, 2005,
by and between
MARELDA RETAIL DEVELOPMENT LLC,
as Transferee
and
COLONIAL REALTY LIMITED PARTNERSHIP,
as Transferor

i

ii

iii

ACQUISITION AND CONTRIBUTION AGREEMENT
AND JOINT ESCROW INSTRUCTIONS
     THIS ACQUISITION AND CONTRIBUTION AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Agreement”) is made and entered into as of September 16, 2005 (the “Execution Date”), by and between (i) MARELDA RETAIL DEVELOPMENT LLC, a Delaware limited liability company (“Transferee”), and (ii) COLONIAL REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (“Transferor”), for the purpose of setting forth the agreement of the parties and of instructing FIDELITY NATIONAL TITLE INSURANCE COMPANY (“Escrow Agent”) with respect to the transactions contemplated by this Agreement.
R E C I T A L S
     A. Transferor is the owner of an undivided fee simple interest in each of the following properties: (i) the real property located at 1627-53 Opeika Road in the City of Auburn, County of Lee, State of Alabama, as more particularly described on Exhibit “A-1” attached hereto (the “Auburn Land Parcel”), commonly known as “Colonial University Village” (the “Auburn Project”); and (ii) the real property located at 10177 N. Kings Highway in the City of Myrtle Beach, County of Horry, State of South Carolina, as more particularly described on Exhibit “A-2” attached hereto (the “Myrtle Beach Land Parcel”), commonly known as “Colonial Mall Myrtle Beach” (the “Myrtle Beach Project”).
     B. Transferor is also the holder of an undivided ground leasehold interest in the real property also located at 1627-53 Opeika Road in the City of Auburn, County of Lee, State of Alabama, adjacent to the Auburn Land Parcel, as more particularly described on Exhibit “A-3” attached hereto, pursuant to the terms of that certain Lease Agreement, dated as of September 8, 2003 (the “Ground Lease”), by and between Transferor, as tenant, and the City of Auburn, Alabama, a municipal corporation, as landlord (such leasehold interest, together with all of Transferor’s right, title and interest in and to any and all land, improvements and other property pursuant to the Ground Lease, being hereinafter referred to as the “Auburn Leasehold”).
     C. The Auburn Land Parcel and the Myrtle Beach Land Parcel are sometimes each referred to herein as a “Land Parcel” and are sometimes collectively referred to herein as the “Land Parcels.” The Auburn Project and the Myrtle Beach Project are sometimes each referred to herein as a “Project” and are sometimes collectively referred to herein as the “Projects.”
     D. Each Land Parcel, together with the “Improvements,” the balance of the “Real Property,” the “Personal Property” and the “Intangible Property” applicable thereto (each as hereinafter defined), are sometimes each referred to herein as a “Property” and are sometimes collectively referred to herein as the “Properties.”

     E. Concurrently herewith, the parties hereto are entering into that certain Acquisition and Contribution Agreement and Joint Escrow Instructions for the (i) the real property located at 3501 Airport Boulevard in the City of Mobile, County of Mobile, State of Alabama commonly known as “Colonial Mall Bel Air,” (ii) the real property located at 714 SE Greenville Boulevard in the City of Greenville, County of Pitt, State of North Carolina commonly known as “Colonial Mall Greenville,” (iii) the real property located at 100 Mall Boulevard in the City of Brunswick, County of Glynn, State of Georgia commonly known as “Colonial Mall Glynn Place,” and (iv) the real property located at 1700 Norman Drive in the City of Valdosta, County of Lowndes, State of Georgia commonly known as “Colonial Mall Valdosta” (the “Related Acquisition Agreement”).
     F. At the “Closing” (as hereinafter defined), Transferor desires to transfer, contribute and convey each Property to a separate, newly formed, single asset Delaware limited liability company, wholly-owned, directly or indirectly, by Transferor (each, a “Property Owning Entity” and, collectively, the “Property Owning Entities”), in accordance with the terms hereof.
     G. Immediately thereafter at the Closing, Transferor desires to transfer, contribute and convey 100% of the membership interests of each Property Owning Entity to Transferee, and Transferee desires to accept such transfers, contributions and conveyances, all upon and subject to the terms and conditions set forth in this Agreement.
     H. Transferor will assign its interest in this Agreement (in whole, but not in part) to an exchange facilitator, qualified intermediary, exchange accommodation titleholder or similar entity for the purpose of effecting a like-kind exchange of the Properties transferred (as a result of the transfer of the Property Owning Entities to Transferee) pursuant to this Agreement at the Closing in a transaction which will qualify for treatment as a tax-deferred like-kind exchange pursuant to the provisions of Section 1031 of the “Code” (as hereinafter defined) and applicable state revenue and taxation code sections (a “1031 Exchange”).
A G R E E M E N T
     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Transferee and Transferor hereby agree, and instruct Escrow Agent, as follows:
1. TRANSFER, CONTRIBUTION AND CONVEYANCE.
     Upon and subject to all of the terms and conditions of this Agreement, Transferor agrees to (a) transfer, contribute and convey a good and marketable fee simple interest in each Property to a separate Property Owning Entity, (b) concurrently therewith, irrevocably assign, transfer, contribute and convey all of Transferor’s right, title and interest in and to the Ground Lease and the Auburn Leasehold to the same Property Owning Entity which becomes the owner of the Auburn Property, and (c) immediately thereafter, assign, transfer, contribute and convey to Transferee (or one or more of its designees), 100% of the membership interests of each Property Owning Entity (collectively, the “Entity Interests”), including, without limitation, the following: (i) all interests in the capital of each Property Owning Entity and all profits, surplus, assets, allocations, returns (whether preferred or not) and distributions of any kind of each Property Owning Entity to which any member thereof shall at any time be entitled and which are attributable to the period from and after the “Closing Date” (as hereinafter defined), both during the term of such Property Owning Entity’s existence and upon any liquidation of such Property Owning Entity, if any shall occur; (ii) all other payments, if any, due or to become due, under or arising out of any of the “Operating Agreements” (as hereinafter defined) and which are attributable to the period from and after the Closing Date, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise; (iii) any and all agreements relating to any Property Owning Entity or to which any Property Owning Entity is a party (including, without limitation, each Operating Agreement); (iv) any interest in real, personal, intangible or other property which Transferor may hold or be entitled to as a result of its interest in any Property Owning Entity; (v) all of Transferor’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, against, under or in respect of its interest in any Property Owning Entity, or under or arising out of any Operating Agreement; (vi) all present and future claims, if any, of Transferor against any Property Owning Entity or any Property Owning Entity’s members under or arising out of any Operating Agreement for monies loaned or advanced, for services rendered or otherwise; (vii) any and all rights, duties, powers and obligations of Transferor as a managing member and/or non-managing member of each Property Owning Entity under each Operating Agreement, including, without limitation, control over the day-to-day management and operation of each Property Owning Entity; and (viii) any and all claims, demands, actions, causes of action, judgments, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which Transferor (or its successors and assigns) now has, has ever had or may hereafter have against any Property Owning Entity and/or any Property Owning Entity’s past and present agents, representatives, employees, officers, directors, affiliates, members, controlling persons, subsidiaries, successors and assigns, including, without limitation, any rights to indemnification or reimbursement from any Property Owning Entity. Transferee agrees to accept such transfers, contributions and conveyances upon and subject to all of the terms and conditions of this Agreement.
2. CONTRIBUTION VALUE.
     The contribution value of the Entity Interests (the “Contribution Value”) shall equal Eighty Five Million Nine Hundred Ninety Eight Thousand Two Hundred Thirty Four Dollars ($85,998,234.00), subject to adjustment as hereinafter provided. Transferee and Transferor hereby acknowledge and agree that prior to the Closing, they shall mutually agree upon (a) the allocation of the Contribution Value among the Entity Interests attributable to the Property Owning Entity that owns each Project and (b) the allocation of the Contribution Value for each Project’s Entity Interests among (i) the Land Parcel for such Project, (ii) the Personal Property for such Project, (iii) the Intangible Property for such Project, and (iv) collectively, the Improvements and the balance of the Real Property other than the Land Parcel for such Project. The Contribution Value shall be payable as follows:
     2.1 Adjustment for Prorations and Closing Costs. On the Closing Date, Transferee shall receive as a credit against the Contribution Value, or Transferor shall receive an amount in addition to the Contribution Value, as applicable, the amounts necessary to effectuate the proration adjustments contemplated by Section 7.5.1 hereof and the Closing Cost allocations contemplated by Section 7.6 hereof.
     2.2 Cash. On the Closing Date, Transferee shall deposit into “Escrow” (as hereinafter defined) the balance of the Contribution Value (as adjusted hereunder), by wire transfer of immediately available funds to the Escrow Agent.
3. OPENING OF ESCROW.
     On or before the third (3rd) Business Day after the Execution Date, Transferee and Transferor shall cause an escrow (“Escrow”) to be opened with Escrow Agent by delivery to Escrow Agent of a fully executed copy of this Agreement. This Agreement shall constitute escrow instructions to Escrow Agent as well as the agreement of the parties. Escrow Agent is hereby appointed and designated to act as Escrow Agent and instructed to deliver, pursuant to the terms of this Agreement, the documents and funds to be deposited into Escrow as herein provided. The parties hereto shall execute such additional escrow instructions (not inconsistent with this Agreement as determined by counsel for Transferee and Transferor) as Escrow Agent shall deem reasonably necessary for its protection, including Escrow Agent’s general provisions (as may be modified by Transferee, Transferor and Escrow Agent). In the event of any inconsistency between the provisions of this Agreement and such additional escrow instructions, the provisions of this Agreement shall govern. If, at any time, (a) Transferor and Transferee shall be in dispute or give conflicting instructions to Escrow Agent with respect to the holding or disposition of all or any portion of the escrowed funds or escrowed documents or any other obligations of Escrow Agent hereunder or (b) Escrow Agent is unable to determine the proper disposition of all or any portion of the escrowed funds or escrowed documents or Escrow Agent’s proper actions with respect to its obligations hereunder, then Escrow Agent may suspend the performance of any of its obligations (including, without limitation, any disbursement obligations) under this Agreement until Transferor and Transferee provide joint instructions in accordance with this Agreement or such dispute or uncertainty is resolved in accordance with Section 16.19 hereof.
4. ACTIONS PENDING CLOSING.
     4.1 Due Diligence.
          4.1.1 Property Documents. On or before the fifth (5th) day after the Execution Date (the “Document Delivery Date”), Transferor shall deliver or make available to Transferee for its review and copying (at its sole cost and expense), during normal business hours and upon reasonable advance notice, at the management offices of the Projects, true, correct and complete copies of all contracts, documents, books, records and other materials relating to any of the Properties that have not previously been delivered to Transferee, including, without limitation, all as-built plans and specifications, income and expense records, “Leases” (as hereinafter defined), “REAs” (as hereinafter defined), ground leases (including the Ground Lease), rent rolls, engineering tests, soil tests, hazardous materials reports, termite reports, environmental reports and assessments, “Service Contracts” (as hereinafter defined), structural and mechanical reports, maps (including, without limitation, topographical maps), plans, agreements, governmental permits and approvals, licenses, appraisals, title policies, surveys, construction warranties, land studies, financial surety bonds, a description of existing and proposed local improvements affecting any of the Properties (including, without limitation, assessment levels), a certificate from the appropriate governmental authorities confirming the zoning, building and platting status of each of the Properties, all correspondence with all governmental entities regarding any of the Properties, all property tax statements and assessed value notices, and all insurance policies, in each case that have not previously been delivered to Transferee (collectively, the “Property Documents”), to the extent that the same are in the possession or control of Transferor or its agents, auditors or independent contractors.
          4.1.2 Property Questionnaires. On or before the Document Delivery Date, (a) Transferor shall (to the extent not already completed within the last twelve (12) months) cause its property manager to complete a property questionnaire for each Project in the form of Exhibit “B” attached hereto (collectively, together with those completed within the last twelve months, the “Property Questionnaires”), (b) Transferor shall review each completed Property Questionnaire, whether completed now or within the last twelve (12) months (and to the extent that any information contained in any completed Property Questionnaire is inaccurate or incomplete to Transferor’s knowledge, correct such Property Questionnaire), and (c) Transferor shall deliver such completed (and, if necessary, corrected) Property Questionnaires to Transferee. Transferee hereby acknowledges that Transferor’s covenant to review, correct and deliver the Property Questionnaires in the preceding sentence is not a representation or warranty by Transferor as to the truthfulness, accurateness or completeness of any such Property Questionnaire; provided, however, that notwithstanding the foregoing, Transferor does hereby represent and warrant to Transferee that Transferor has not (nor, to Transferor’s knowledge, has any other party) intentionally made any misrepresentations as to any portion of any Property Questionnaire.
          4.1.3 Transferee’s Diligence Tests. At all reasonable times during the period commencing on the Execution Date and ending on the Closing Date or the earlier termination of this Agreement, Transferee, its agents and representatives shall be entitled at Transferee’s sole cost and expense to: (a) enter onto each Project during normal business hours and upon reasonable advance notice to Transferor, to perform any inspections, investigations and studies of any Property, including, without limitation, physical, structural, mechanical, architectural, engineering, soils, geotechnical and environmental studies, that Transferee deems reasonable (provided that Transferee shall provide Transferor with prior written (or email) notice describing the scope of the due diligence and coordinate the timing of any site inspections with Transferor and the applicable property manager so as to reasonably minimize disruption of the operation of the Properties); (b) cause a Phase I environmental site assessment of each Property to be performed, upon reasonable notice to Transferor; (c) review all Property Documents and examine and copy any and all books and records maintained by Transferor or its agents (including, without limitation, all documents relating to utilities, zoning and the access, subdivision and appraisal of, and all legal requirements affecting, the Projects); and (d) investigate such other matters as Transferee may desire. Transferee shall (i) conduct its investigations at each Property in a manner that reasonably minimizes any disruption to Tenants and Transferor’s operation of such Property and (ii) indemnify, protect, defend and hold harmless Transferor from all claims (including, without limitation, any claim for a mechanic’s lien or materialman’s lien), causes of action, costs, losses, damages and reasonable attorneys’ fees incurred by Transferor in connection with or arising out of any studies, inspections or tests carried on, by or on behalf of Transferee pursuant to this Section 4.1.3; provided, however, that Transferee shall not indemnify Transferor for any claim, loss or cause of action caused by Transferor’s gross negligence or willful misconduct or for any physical condition existing on any Project prior to Transferee’s or its agent’s entry thereon, except to the extent that Transferee or its agents, employees or contractors exacerbate such physical condition. Transferee shall repair any damage to any Property caused by its entry thereon and shall restore the same to substantially the same condition in which it existed prior to such entry (as reasonably determined by Transferor); provided, however, that Transferee shall have no obligation to repair any damage caused by Transferor’s gross negligence or willful misconduct or to remediate, contain, abate or control any “Material of Environmental Concern” (as hereinafter defined) or any hazardous defect that existed at any Property prior to Transferee’s entry thereon, except to the extent that Transferee or its agents, employees or contractors have exacerbated any of the foregoing. Transferee agrees to maintain or caused to be maintained commercial general liability insurance in the minimum amount of $3,000,000 and to name Transferor as additional insured under such policy until the earlier of the Due Diligence Termination Date or the termination of this Agreement. Such coverage shall be primary and non-contributory to any other coverages the additional insured may maintain and shall convey a waiver of subrogation in favor of said entities. The provisions of the preceding four sentences of this Section 4.1.3 shall survive the Closing or the earlier termination of this Agreement.
          4.1.4 Transferee’s Termination Right. Transferee shall have the right at any time on or before October 31, 2005 (the “Due Diligence Termination Date”) to terminate this Agreement if Transferee determines in its sole and absolute discretion that all or any portion of any Property is not acceptable to Transferee or its lender(s); provided, however, that Transferee may extend the Due Diligence Termination Date (by delivering written notice of such extension to Transferor and Escrow Agent) up until November 15, 2005 to the extent necessary to obtain any commitments from Transferee’s lender(s) to finance the acquisition described herein. In the event that Transferee fails to deliver a written notice to Transferor and Escrow Agent waiving its termination right hereunder on or before the Due Diligence Termination Date, then (a) the parties shall equally share the cancellation charges, if any, of Escrow Agent and “Title Company” (as hereinafter defined), and (b) this Agreement shall automatically terminate and be of no further force or effect and no party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement.
     4.2 Title Insurance and Survey.
          4.2.1 Title and Survey Documents. On or before the Document Delivery Date, Transferee shall order the following: (a) from Fidelity National Title Insurance Company (in such capacity, “Title Company”), to be issued delivered to Transferee, (i) a current preliminary report for an American Land Title Association extended coverage owner’s policy of title insurance for each Project and (ii) a preliminary report for an American Land Title Association extended coverage leasehold policy of title insurance for the Auburn Leasehold (collectively, the “PTRs”); (b) from Title Company, to be delivered to Transferee, legible copies of all documents referenced as exceptions in the PTRs (collectively, the “Underlying Documents”); (c) a search for filings (at the State and County in which each Project is located and at the State of formation of Transferor) pursuant to the Uniform Commercial Code with regard to the Personal Property (the “UCC Search”) to be performed and delivered to Transferee; and (d) for each Project, from a surveyor licensed in the State in which such Project is located, to be prepared and delivered to Transferee and Title Company, a current as-built survey for such Project (collectively, the “Surveys”), in form reasonably satisfactory to Transferee and Title Company, made in accordance with ALTA / ACSM minimum technical standards and the laws of the State in which such Project is located, certified to Transferee (and its nominees), the applicable Property Owning Entity, Title Company, Transferor and any other persons or entities as Transferee may reasonably request, showing, with respect to each Project, the entire Real Property, all adjoining streets and roads (including, without limitation, the points of ingress and egress thereto), the exact location by metes and bounds and the exact dimensions of the Real Property, a legal description of the Real Property, the exact location of any Improvements, set back lines, protrusions, encroachments, parking spaces and easements on and upon the Real Property, together with all rights-of-way and other matters relating to the Real Property. The PTRs, the Underlying Documents, the UCC Search and the Surveys shall be collectively referred to herein as the “Title Documents.”
          4.2.2 Transferee’s Review of Title. For each Property, Transferee shall have until the later to occur of the Due Diligence Termination Date and the tenth (10th) Business Day after Transferee’s receipt of all of the Title Documents related to such Property (regardless of the passage of the Due Diligence Termination Date) to notify Transferor in writing of any objection which Transferee may have to any matters reported or shown in the Title Documents or any updates thereof (provided, however, that if any such updates are received by Transferee, Transferee shall have an additional five (5) Business Days, regardless of the passage of the Due Diligence Termination Date, following Transferee’s receipt of such update and legible copies of all documents referenced therein to notify Transferor of objections to items shown on any such update which were not disclosed on the previously delivered Title Documents). In addition to the Leases and the Ground Lease, matters reported in or shown by the Title Documents (or any updates thereof) and not timely objected to by Transferee as provided above shall be deemed to be “Permitted Exceptions.” Transferor shall have no obligation to cure or correct any matter objected to by Transferee. However, for each Property, on or before the fifth (5th) Business Day following Transferor’s receipt of Transferee’s objections relating to such Property, Transferor may elect, by delivering written notice of such election to Transferee and Escrow Agent (each, a “Transferor’s Response”) whether to attempt to cause Title Company to remove or insure over any matters objected to in Transferee’s objections relating to such Property. With respect to each Property, if Transferor fails to deliver Transferor’s Response relating to such Property within the time frame set forth above, it shall be deemed to be an election by Transferor not to attempt to cause Title Company to so remove or insure over such objections relating to such Property. With respect to each Property, if Transferor elects not to attempt to cause Title Company to so remove or insure, then Transferee must elect, by delivering written notice of such election to Transferor and Escrow Agent on or before the earlier to occur of (a) the fifth (5th) Business Day following Transferee’s receipt of Transferor’s Response for such Property or (b) if no Transferor’s Response for such Property is received by Transferee, the fifth (5th) Business Day following the date on which Transferor shall have been deemed to have responded for such Property, as provided above, to: (i) terminate this Agreement (in which case the parties shall equally share the cancellation charges of Escrow Agent and Title Company, if any, and neither party shall thereafter have any rights or obligations to the other hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement); or (ii) proceed to a timely Closing whereupon such objected to exceptions or matters shall be deemed to be Permitted Exceptions. In the event that Transferee fails to make such election on a timely basis for the last Property (and fails to make such election on a timely basis for any Property), then Transferee shall be deemed to have elected to proceed to a timely Closing in accordance with the preceding clause (ii). Notwithstanding anything to the contrary contained herein, Transferor shall discharge and remove any and all (i) mortgages, security deeds, other security instruments or other monetary liens encumbering any Property, (ii) past due ad valorem taxes and assessments of any kind, whether or not of record, which constitute, or may constitute, an encumbrance against any Property, and (iii) judgments against Transferor (which do not result from acts or omissions on the part of Transferee) which have attached to any Property and become an encumbrance against any Property (collectively, the “Liens”) and, even though Transferee does not expressly disapprove such Liens, such Liens shall not be Permitted Exceptions.
          4.2.3 Condition of Title at Closing. Upon the Closing, Transferor shall (i) transfer, contribute and convey fee simple title to the Real Property underlying each Project to a separate Property Owning Entity by a duly executed and acknowledged deed in the form of Exhibit “C-1” and Exhibit “C-2” attached hereto, as applicable (collectively, the “Deeds”), subject only to the applicable Permitted Exceptions, and (ii) irrevocably assign, transfer, contribute and convey all of Transferor’s right, title and interest in and to the Ground Lease and the Auburn Leasehold to the same

Property Owning Entity which becomes the owner of the Auburn Property, by a duly executed and acknowledged assignment of ground lease in the form of Exhibit “C-3” attached hereto (the “Assignment of Ground Lease”), subject only to the applicable Permitted Exceptions. Prior to the Closing, Transferor shall not take any action or commit or suffer any acts which would give rise to a variance from the current legal description of the Real Property underlying any Project or the Auburn Leasehold, or cause the creation of any exception or encumbrance against or respecting such Real Property or the Auburn Leasehold without the prior written consent of Transferee, which consent may be withheld in Transferee’s sole and absolute discretion. Nothing in this Section 4.2.3 shall preclude Transferee from disapproving title matters in accordance with the provisions of Section 4.2.2 hereof.
     4.3 Formation of Property Owning Entities. On or prior to the Closing, Transferor shall form, at its sole cost and expense, each of the Property Owning Entities by filing all required documents with the Secretary of State’s Office of the State of Delaware (which shall each be subject to Transferee’s prior reasonable approval) and executing an operating agreement for each Property Owning Entity, in the form of Exhibit “D” attached hereto (subject to any modifications reasonably requested by any lender of any “Loan,” as hereinafter defined) (each, an “Operating Agreement” and, collectively, the “Operating Agreements”). Each Property Owning Entity shall at all times be classified for U.S. Federal income tax purposes as a disregarded entity and not as a partnership or association taxable as a corporation. Each Property Owning Entity shall not, at any time, (a) be a “publicly traded partnership” within the meaning of Section 7704 of the Internal Revenue Code of 1986, as amended, or (b) be required to file reports pursuant to Sections 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended. The Property Owning Entities shall not have or employ any employees prior to the Closing and shall not obtain or incur any assets or liabilities prior to the Closing (except as expressly set forth herein).
     4.4 Estoppels.
          4.4.1 On or before the tenth (10th) Business Day prior to the Closing Date, Transferor shall deliver to Transferee copies of (a) an executed estoppel certificate from the holder of the landlord’s interest under the Ground Lease in substantially the form attached hereto as Exhibit “E-1” (the “Ground Lease Estoppel”), (b) estoppel certificates from each of the Tenants identified on Schedule 4.4(b) attached hereto, in substantially the form attached hereto as Exhibit “E-2” (each an “Anchor Estoppel” and, collectively, the “Anchor Estoppels”), (c) executed estoppel certificates from Tenants that are not anchor tenants (i.e., Tenants other than those named in clause (b) above) and that, in the aggregate, lease at least 75% of the gross leaseable area of each Project that is currently occupied by Tenants that are not anchor tenants, each in substantially the form attached hereto as Exhibit “E-3” (each, a “Tenant Estoppel” and, collectively, the “Tenant Estoppels”), and (d) to the extent not covered in clause (a) or (b) above, executed estoppel certificates from each of the parties to the REAs (other than Transferor), in substantially the form attached hereto as Exhibit “E-4” (each a “REA Estoppel” and, collectively, the “REA Estoppels”). If a Tenant’s Lease or REA prescribes a form of estoppel that is different than the applicable estoppel form attached to this Agreement, then an estoppel certificate executed by such Tenant or REA party, as the case may be, in the form attached to such Lease or REA, as the case may be, shall be deemed to satisfy the requirements of this Section with respect to such Tenant or REA party, as the case may be. Notwithstanding the foregoing, if Transferor is not able to procure the requisite number of Tenant Estoppels identified in clause (c) above in accordance with the terms of this Section, then Transferor may deliver a copy of an estoppel certificate (each, a “Transferor’s Estoppel” and, collectively, the “Transferor’s Estoppels”) executed by Transferor relating to any such Tenant’s Lease, in substantially the same form as the applicable Tenant Estoppel, in substitution for up to 10% of the Tenant Estoppels required for each Project pursuant to clause (c) above. If a Transferor’s Estoppel is delivered to Transferee in lieu of any Tenant Estoppel, then Transferor shall indemnify, defend, protect and hold harmless Transferee for any losses incurred by Transferee as a result of any matters set forth in such Transferor’s Estoppel being disputed by the applicable Tenant or its successor or assign. If a Tenant Estoppel is subsequently delivered to Transferee with respect to any such Tenant Lease for which a Transferor’s Estoppel has already been provided, such Transferor’s Estoppel shall cease to be effective and will be considered replaced by such Tenant Estoppel (and the foregoing indemnity shall also be of no further force or effect). The Ground Lease Estoppel, the Anchor Estoppels, the Tenant Estoppels, the REA Estoppels and the Transferor’s Estoppels (if any) are sometimes each referred to herein as an “Estoppel Certificate” and are sometimes collectively referred to herein as the “Estoppel Certificates.” Each of the Estoppel Certificates shall be dated effective as of no earlier than the ninetieth (90th) day prior to the Closing Date (or such other date as the lender of any Loan shall require).
          4.4.2 Any Transferor’s Estoppel shall survive for a period of one (1) year following the Closing Date and Transferor’s aggregate liability with respect to all Transferor’s Estoppels shall be capped at Two Million Five Hundred Thousand Dollars ($2,500,000) which cap shall be separate and exclusive of the other caps on Transferor’s post-closing liability contained in Section 14 hereof; provided, however, that at any time prior to the expiration of such one (1) year period if Transferee shall receive a “Clean Estoppel Certificate” (as hereinafter defined) from the tenant covered in any such Transferor’s Estoppel, then such Transferor’s Estoppel shall be returned to Transferor and shall be deemed null and void and of no further force or effect. The term “Clean Estoppel Certificate” means an Estoppel Certificate that does not reveal (i) any material landlord/owner breach or default that has not been cured by the Closing or (ii) any change in the economic terms of the subject Lease or REA arrangement from those previously disclosed to Transferee and which materially adversely affects the financial obligations of the landlord/owner under the subject agreement; the parties acknowledging that statements or qualifications by a tenant in the nature of reservations of rights will not, by themselves, cause an Estoppel Certificate to fail to qualify as a Clean Estoppel Certificate.
5. DESCRIPTION OF PROPERTIES.
          5.1 The Improvements. As used herein, the term “Improvements” shall mean all buildings, improvements, structures and fixtures now or hereafter located on or in any Land Parcel (and all of Transferor’s right, title and interest in and to all buildings, improvements, structures and fixtures now or hereafter located on or in the Auburn Leasehold), including, without limitation, all buildings (a) located at 1627-53 Opelika Road in the City of Auburn, County of Lee, State of Alabama, commonly known as “Colonial University Village,” and (b) located at 10177 N. Kings Highway in the City of Myrtle Beach, County of Horry, State of South Carolina, commonly known as “Colonial Mall Myrtle Beach.”
     5.2 The Real Property. As used herein, the term “Real Property” shall include (a) the Land Parcels, (b) the Auburn Leasehold, (c) the Improvements, (d) all apparatus, equipment and appliances affixed to and used in connection with the operation or occupancy of any of the Land Parcels and/or any of the Improvements (such as heating, air conditioning or mechanical systems and facilities used to provide any utility services, refrigeration, ventilation, waste disposal or other services) and now or hereafter located on or in any of the Land Parcels or any of the Improvements, and (e) all of Transferor’s rights, privileges and easements appurtenant to or used in connection with any of the Land Parcels and/or any of the Improvements, including, without limitation, all minerals, oil, gas and other hydrocarbon substances, all development rights, air rights, water, water rights and water stock relating to any of the Land Parcels, all strips and gores, all of Transferor’s rights, titles and interests in and to any streets, alleys, easements, rights-of-way, public ways, or other rights of Transferor appurtenant, adjacent or connected to any of the Land Parcels; provided, however, that the Real Property applicable to the Auburn Leasehold shall be limited to Transferor’s right, title and interest in and to the Auburn Leasehold.
     5.3 The Personal Property. As used herein, the term “Personal Property” shall mean all of that certain tangible personal property, equipment and supplies owned by Transferor and situated at the Real Property and used by Transferor in connection with the use, operation, maintenance or repair of all or any portion of the Real Property.
     5.4 The Intangible Property. As used herein, the term “Intangible Property” shall mean all of that certain intangible property owned by Transferor and used by Transferor in connection with all or any portion of the Real Property and/or the Personal Property, including, without limitation, all of Transferor’s rights, titles and interests in, to and under: (a) the Leases, the Ground Lease, the REAs, all contract rights (including, without limitation, the Service Contracts), books, records, reports, test results, environmental assessments, if any, as-built plans, specifications and other similar documents and materials relating to the use, operation, maintenance, repair, construction or fabrication of all or any portion of the Real Property and/or the Personal Property; (b) all rights, if any, in and to the names “Auburn” and “Myrtle Beach”; (c) all transferable business licenses, architectural, site, landscaping or other permits, applications, approvals, authorizations and other entitlements affecting any portion of the Real Property; and (d) all transferable guarantees, warranties and utility contracts relating to all or any portion of the Real Property. Notwithstanding the foregoing or anything set forth in Sections 1 or 5.3 hereof to the contrary, Intangible Property shall not include the names “Colonial” or “Colonial Mall” or any variation thereof, along with any tradename, trademark or trade dress of Transferor related thereto (collectively, the “Excluded Names & Marks”), or any signs containing the Excluded Names & Marks or any tradename, trademark or trade dress of Transferor.
6. CONDITIONS TO CLOSING.
     6.1 Transferee’s Closing Conditions. The obligation of Transferee to complete the transactions contemplated by this Agreement is subject to the following conditions precedent (and conditions concurrent, with respect to deliveries to be made by the parties at Closing) (the “Transferee’s Closing Conditions”), which conditions may be waived, or the time for satisfaction thereof extended, by Transferee only in a writing executed by Transferee (provided, however, that any such waiver shall not affect Transferee’s ability to pursue any remedy it may have with respect to any breach hereunder by Transferor):
          6.1.1 Title. With respect to each Project, Title Company shall be prepared and irrevocably committed to issue to the Property Owning Entity that owns such Project (with an effective date not earlier than the Closing Date), an American Land Title Association extended coverage owner’s policy of title insurance (and, in the case of the Auburn Leasehold, an American Land Title Association extended coverage leasehold policy of title insurance) in favor of such Property Owning Entity, for the applicable Real Property, (a) showing fee title (or, in the case of the Auburn Leasehold, leasehold title) to the applicable Real Property vested in such Property Owning Entity, (b) including a non-imputation endorsement as well as any other endorsements reasonably requested by Transferee (provided that (i) such endorsements are available in the State in which such Project is located and (ii) any indemnity from Transferor that is required by the Title Company in connection with the issuance of any non-imputation endorsement is in form and substance reasonably acceptable to Transferor), (c) containing no exceptions other than the applicable Permitted Exceptions, and (d) stating liability coverage in such amounts as shall be determined by Transferee (provided that the amount of liability coverage for each such policy shall not exceed the portion of the Contribution Value allocated to the applicable Property pursuant to the terms of Section 2 hereof (collectively, the “Owner’s Title Policies”).
          6.1.2 Transferor’s Due Performance.
               6.1.2.1 All of the representations and warranties of Transferor set forth in this Agreement shall be true, correct and complete in all material respects (determined for purposes of this Section 6.1.2.1 without regard to any materiality qualification or exception contained herein) as of the Closing Date (or, in the case of a representation that by its terms is made as of a specified date, as of such date), with appropriate modifications or qualifications to those representations and warranties to reflect actions taken in accordance with Article 10 hereof and the results of any casualty or condemnation.
               6.1.2.2 Transferor, on or prior to the Closing Date, shall have complied with and/or performed in all material respects all of the obligations,

covenants and agreements required on the part of Transferor to be complied with or performed pursuant to the terms of this Agreement.
          6.1.3 Physical Condition of Properties. Subject to the provisions of Section 11 hereof, the physical condition of each Property shall be substantially the same on the Closing Date as on the Execution Date, except for reasonable wear and tear and any damages due to any act of Transferee or its representatives.
          6.1.4 Bankruptcy. No action or proceeding shall have been commenced by or against Transferor under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors and no attachment, execution, lien or levy shall have attached to or been issued with respect to Transferor’s interest in any Property or any portion thereof.
          6.1.5 Leases. With respect to each Project, at the Closing, Transferor shall assign all of its rights and remedies under the Leases applicable to such Project (including, without limitation, its right to any unapplied security deposits and prepaid rent) to the applicable Property Owning Entity and such Property Owning Entity shall assume the obligations of Transferor with respect thereto, pursuant to an assignment of leases and security deposits in the form of Exhibit “F” attached hereto (collectively, the “Assignments of Leases”).
          6.1.6 Bills of Sale. With respect to each Project, at the Closing, Transferor shall transfer to the applicable Property Owning Entity all of the Personal Property and the Intangible Property allocable to such Project (other than the Leases and the REAs), in each case free of all liens and encumbrances (other than the applicable Permitted Exceptions), pursuant to a bill of sale and assignment in the form of Exhibit “G” attached hereto (collectively, the “Bills of Sale”).
          6.1.7 Non-Foreign Affidavits. With respect to each Project, at the Closing, Transferor shall deliver to the applicable Property Owning Entity a non-foreign affidavit in the form of Exhibit “H” attached hereto, executed by Transferor (collectively, the “Non-Foreign Affidavits”).
          6.1.8 Formation Documents and Assignments of Entity Interests. With respect to each Project, at the Closing, Transferor shall deliver to Transferee (a) an original certified copy issued by the Secretary of State’s Office of the State of Delaware of each document filed pursuant to Section 4.3 hereof with respect to each Property Owning Entity (collectively, the “Formation Documents”), (b) each original fully executed Operating Agreement for each Property Owning Entity, and (c) an original of an assignment of the Entity Interests attributable to such Project in the form of Exhibit “I” attached hereto, executed by Transferor (collectively, the “Assignments of Entity Interests”).
          6.1.9 Property Questionnaires. Transferor shall have delivered the Property Questionnaires to Transferee in accordance with the terms of Section 4.1.2 hereof.

          6.1.10 Related Acquisition Agreement. The “Closing” as defined in and under the Related Acquisition Agreement shall occur simultaneously with the Closing hereunder.
          6.1.11 REAs. With respect to each REA, at the Closing, Transferor shall assign all of its rights and remedies under the REA to the applicable Property Owning Entity and such Property Owning Entity shall assume the obligations of Transferor with respect thereto, pursuant to an assignment of REA in the form of Exhibit “J” attached hereto (collectively, the “Assignments of REAs”).
          6.1.12 Estoppel Certificates. At the Closing, Transferor shall deliver to Transferee each executed original Estoppel Certificate as required by Section 4.4 hereof.
          6.1.13 Financing Contingency. On or before the Closing, Transferee shall have obtained financing (a) in amounts not in excess of the amounts set forth on that certain commitment letter, dated September 7, 2005, prepared by Countrywide Commercial Real Estate Finance, relating to financing of the Properties, and (b) otherwise on terms and from lender(s) acceptable to Transferee in its sole and absolute discretion, to finance (in whole or in part) the acquisition described herein (collectively, the “Loans”).
          6.1.14 LLC Agreement. On or before the Closing, Transferor shall have executed and delivered (or caused to be executed and delivered) the operating agreement of Transferee, in the form of Exhibit “P” attached hereto (the “LLC Agreement”).
     6.2 Failure of Transferee’s Closing Conditions. Subject to Transferee’s rights under Section 12.2 hereof with respect to any default by Transferor (including, without limitation, any default in the performance of any covenant by Transferor set forth in this Section 6), if any of the Transferee’s Closing Conditions have not been fulfilled within the applicable time periods, Transferee may:
          6.2.1 waive the Transferee’s Closing Condition and close Escrow in accordance with this Agreement, without adjustment or abatement of the Contribution Value; or
          6.2.2 terminate this Agreement by written notice, which notice shall take effect upon passage of a ten (10) day cure period if Transferor fails to cure the relevant default, untruth or failure during such period, to Transferor and Escrow Agent, in which event all documents, instruments and funds delivered into Escrow shall be returned to the party that delivered the same into Escrow, and Transferor shall pay for all of the cancellation charges, if any, of Escrow Agent and Title Company.
     6.3 Transferor’s Closing Conditions. The obligations of Transferor to complete the transactions contemplated by this Agreement are subject to the following conditions precedent (and conditions concurrent, with respect to deliveries to be made by the parties at Closing) (the “Transferor’s Closing Conditions”), which conditions may be waived, or the time for satisfaction thereof extended, by Transferor only in a writing executed by Transferor (provided, however, that any such waiver shall not affect Transferor’s abilities to pursue any remedy it may have with respect to any breach hereunder by Transferee):
          6.3.1 Transferee’s Due Performance.
               6.3.1.1 All of the representations and warranties of Transferee set forth in this Agreement shall be true, correct and complete in all material respects (determined for purposes of this Section 6.3.1.1 without regard to any materiality qualification or exception contained herein) as of the Closing Date (or, in the case of a representation that by its terms is made as of a specified date, as of such date).
               6.3.1.2 Transferee, on or prior to the Closing Date, shall have complied with and/or performed in all material respects all of the obligations, covenants and agreements required on the part of Transferee to be complied with or performed pursuant to the terms of this Agreement.
          6.3.2 Deliveries. Transferee shall have delivered to Escrow Agent or Transferor, as the case may be, such documents, instruments and funds as are required to be delivered by Transferee pursuant to the terms of this Agreement.
          6.3.3 Related Acquisition Agreement. The “Closing” as defined in and under the Related Acquisition Agreement shall occur simultaneously with the Closing hereunder.
          6.3.4 LLC Agreement. On or before the Closing, Transferee shall have executed and delivered (or caused to be executed and delivered) the LLC Agreement.
     6.4 Failure of Transferor’s Closing Conditions. Subject to Transferor’s rights under Section 12.1 hereof with respect to any default by Transferee (including, without limitation, any default in the performance of any covenant by Transferee set forth in this Section 6), if any of the Transferor’s Closing Conditions have not been fulfilled within the applicable time periods, Transferor may:
          6.4.1 waive the Transferor’s Closing Condition and close Escrow in accordance with this Agreement, without adjustment or abatement of the Contribution Value; or
          6.4.2 terminate this Agreement by written notice, which notice shall take effect upon passage of a ten (10) day cure period if Transferee fails to cure the relevant default, untruth or failure during such period, to Transferee and Escrow Agent, in which event all documents, instruments and funds delivered into Escrow shall be returned to the party that delivered the same into Escrow, and Transferee shall pay for all of the cancellation charges, if any, of Escrow Agent and Title Company.

7. CLOSING.
     7.1 Closing Date. Subject to the provisions of this Agreement, the Closing shall take place on December 1, 2005, or such other date as the parties hereto may agree; provided, however, that Transferee may extend the Closing (by delivering written notice of such extension to Transferor and Escrow Agent) up until December 22, 2005 to the extent necessary to close any Loans. As used herein, the following terms shall have the following meanings: (a) the “Closing” shall mean the closing of the transactions contemplated by this Agreement; and (b) the “Closing Date” shall mean the date upon which the Closing actually occurs.
     7.2 Deliveries by Transferor. On or before the Closing Date, Transferor, at its sole cost and expense, shall deliver or cause to be delivered into Escrow the following funds, documents and instruments, as applicable, each dated as of the Closing Date, in addition to all other items and payments required by this Agreement to be delivered by Transferor at the Closing:
          7.2.1 Deeds. An original executed and acknowledged Deed for each Project from Transferor, each conveying the Real Property applicable to such Project to the applicable Property Owning Entity;
          7.2.2 Assignment of Ground Lease. With respect to the Auburn Leasehold, an original fully executed and acknowledged Assignment of Ground Lease from Transferor to the applicable Property Owning Entity.
          7.2.3 Non-Foreign Affidavits. An original executed Non-Foreign Affidavit from Transferor for each Project;
          7.2.4 Assignments of Leases. Two (2) fully executed originals of the Assignment of Leases for each Project, each executed by Transferor and the applicable Property Owning Entity;
          7.2.5 Bills of Sale. Two (2) fully executed originals of the Bill of Sale for each Project, each executed by Transferor and the applicable Property Owning Entity;
          7.2.6 Assignments of Entity Interests. Two (2) original executed counterparts of the Assignment of Entity Interests for each Project, each executed by Transferor;
          7.2.7 Property Management Agreements. Two (2) original executed counterparts of a property management agreement in the form of Exhibit “K” attached hereto (collectively, the “Property Management Agreements”) for each Project, each executed by an affiliate of Transferor as the property manager.

          7.2.8 Assignments of REAs. An original executed and acknowledged Assignment of REA for each REA, each executed by Transferor and the applicable Property Owning Entity;
          7.2.9 Estoppel Certificates. Each original Estoppel Certificate, executed by the applicable Tenant or Transferor (as the case may be, in accordance with the terms of Section 4.4 hereof).
          7.2.10 Proof of Authority. Such proof of Transferor’s authority and authorization to enter into this Agreement and the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any instruments, documents or certificates on behalf of Transferor to act for and bind Transferor as may be reasonably required by Title Company, Transferee or both; and
          7.2.11 Other. Such other documents and instruments (including, without limitation, affidavits reasonably required by Title Company to facilitate the issuance of the Owner’s Title Policies at the Closing prior to the recordation of the Deeds (and in the case of the Myrtle Beach Land Parcel, a South Carolina State Tax Affidavit)) signed and properly acknowledged by Transferor, if appropriate, as may be reasonably required by Transferee, Title Company, Escrow Agent, or otherwise in order to effectuate the provisions of this Agreement and the Closing of the transactions contemplated herein.
     7.3 Deliveries by Transferee. On or before the Closing Date, Transferee, at its sole cost and expense, shall deliver or cause to be delivered into Escrow the following funds, documents and instruments, each dated as of the Closing Date, in addition to the other items and payments required by this Agreement to be delivered by Transferee at the Closing:
          7.3.1 Cash. Cash in an amount equal to the sum of (a) the Contribution Value (as adjusted hereunder), and (b) the amount, if any, by which prorated amounts and Closing Costs allocated to Transferee pursuant to Sections 7.5.1 and 7.6 hereof exceed prorated amounts and Closing Costs allocated to Transferor pursuant to Sections 7.5.1 and 7.6 hereof;
          7.3.2 Assignments of Entity Interests. Two (2) original executed counterparts of the Assignment of Entity Interests for each Project, each executed by Transferee;
          7.3.3 Property Management Agreements. Two (2) original executed counterparts of the Property Management Agreement for each Project, each executed by Transferee (in its capacity as the controlling party of each Property Owning Entity).
          7.3.4 Proof of Authority. Such proof of Transferee’s authority and authorization to enter into this Agreement and the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any instruments, documents or certificates on behalf of Transferee to act for and bind Transferee as may be reasonably required by Title Company, Transferor or both; and
          7.3.5 Other. Such other documents and instruments, signed and properly acknowledged by Transferee, if appropriate, as may be reasonably required by Transferor, Title Company, Escrow Agent, or otherwise in order to effectuate the provisions of this Agreement and the Closing of the transactions contemplated herein.
     7.4 Actions by Escrow Agent. Provided that Escrow Agent shall not have received written notice from Transferee or Transferor of the failure of any condition to the Closing or of the termination of the Escrow and this Agreement, when Transferee and Transferor have deposited into Escrow the documents and funds required by this Agreement and Title Company is irrevocably and unconditionally committed to issue the Owner’s Title Policies with effective dates as of the Closing Date, Escrow Agent shall, in the order and manner herein below indicated, take the following actions:
          7.4.1 Recording. Cause the Deeds, the Assignment of Ground Lease, the Assignments of REAs and any other documents which the parties hereto may mutually direct to be recorded in the Official Records of the appropriate counties and obtain conformed copies thereof for distribution to Transferee and Transferor.
          7.4.2 Funds. Disburse all funds as follows:
               7.4.2.1 pursuant to the “Closing Statement” (as hereinafter defined), retain for Escrow Agent’s own account all escrow fees and costs, disburse to Title Company the fees and expenses incurred in connection with the issuance of the Owner’s Title Policies, and disburse to any other persons or entities entitled thereto, as expressly stated on the Closing Statement, the amount of any other Closing Costs;
               7.4.2.2 disburse funds necessary to discharge and release any and all Liens against each Property (other than the applicable Permitted Exceptions) as instructed by Transferor;
               7.4.2.3 deliver to Transferor the remaining balance of the Contribution Value (subject to prorations and adjustments as provided herein); and
               7.4.2.4 disburse to Transferee or Transferor, as the case may be, any remaining funds in the possession of Escrow Agent after payments pursuant to Sections 7.4.2.1, 7.4.2.2 and 7.4.2.3 hereof have been completed.
          7.4.3 Delivery of Documents. Deliver: (a) to Transferor, (i) one original of all documents deposited into Escrow (other than the Deeds, the Assignment of Ground Lease, the Assignments of REAs, the Non-Foreign Affidavits, the Estoppel Certificates, the Formation Documents and the Operating Agreements) and (ii) one conformed copy of each document recorded pursuant to the terms hereof; and (b) to Transferee, (i) one original of all documents deposited into Escrow (other than the Deeds, the Assignment of Ground Lease, the Assignments of REAs, the Non-Foreign Affidavits, the Estoppel Certificates, the Formation Documents and the Operating Agreements), (ii) each original Non-Foreign Affidavit, (iii) each original Estoppel Certificate, (iv) all original Formation Documents, (v) each Original Operating Agreement, and (vi) one conformed copy of each document recorded pursuant to the terms hereof.
          7.4.4 Owner’s Title Policies. Cause the Title Company to issue and deliver the Owner’s Title Policies to Transferee or its designee.
          7.4.5 Recorded Documents. Cause the original recorded Deeds and Assignment of Ground Lease to be delivered to Transferee.
     7.5 Prorations and Closing Statement.
          7.5.1 Prorations.
               7.5.1.1 Closing Prorations. The items in subsections (i) through (v) of this Section 7.5.1 shall be prorated between Transferor and Transferee as of the close of the day immediately preceding the Closing Date, the Closing Date being a day of income and expense to Transferee:
                    (i) Taxes and Assessments. Transferee shall receive a credit for any accrued but unpaid real estate taxes and assessments (including, without limitation, any assessments imposed by private covenant) applicable to any period before the Closing Date, even if such taxes and assessments are not yet due and payable. If the amount of any such taxes have not been determined as of Closing, such credit shall be based on the most recent ascertainable taxes and shall be reprorated upon issuance of the final tax bill. Transferee shall receive a credit for any special assessments which are levied or charged against any Property, whether or not then due and payable.
                    (ii) Collected Rent. All collected rents and other income (if any), other than “Operating Expense Pass-Throughs” (as hereinafter defined) shall be prorated between Transferor and Transferee as of 12:01 a.m. on the Closing Date. Transferor shall be entitled to all such rents and income attributable to the period up to but not including the Closing Date. Transferee shall be entitled to all such rents and income attributable to any period on and after the Closing Date. Except with respect to percentage rents (which shall be prorated as provided below), such rents and income not collected as of the Closing Date shall not be prorated at the time of Closing. With respect to percentage rent due from any Tenant, Transferee and Transferor agree that at Closing, estimated percentage rent shall be prorated for the calendar year in which the Closing occurs (even though the same may not have been collected as of the Closing) based upon the amount of percentage rent due from such Tenant for the calendar year immediately prior to the calendar year in which the Closing occurs. After Closing, Transferee shall use good faith, commercially reasonable efforts for a period not less than six (6) months to collect any rents not collected as of the Closing Date on Transferor’s behalf and to tender the same to Transferor upon receipt (which obligation of Transferee shall survive the Closing and not be merged therein); provided, however, that all rents collected by Transferee on or after the Closing Date shall first be applied to all costs of collection and all amounts due under the Leases at the time of collection (i.e., current rents and sums due Transferee as the current owner and landlord) with the balance (if any) payable to Transferor, but only to the extent of amounts delinquent and actually due Transferor. Transferor agrees that the invoicing of delinquent Tenants on a monthly basis shall constitute good faith, commercially reasonable efforts and Transferee shall not be obligated to enforce its rights under the Leases, or threaten such enforcement, or to bring any proceedings in a court of law or equity. Transferee shall not have an exclusive right to collect the sums due Transferor under the Leases, and Transferor hereby retains its rights to pursue any Tenant under the Leases for sums due Transferor for periods attributable to Transferor’s ownership of the Properties (including, without limitation, any percentage rent that may be due with respect to any period of time prior to Closing, regardless of when the same is to be paid to the owner of the applicable Property pursuant to the terms of the applicable Lease); provided, however, that Transferor (a) shall be required to notify Transferee in writing of its intention to commence or pursue such legal proceedings; (b) shall only be permitted to commence or pursue any legal proceedings after the date which is three (3) months after Closing and shall commence such proceeding, if at all, prior to the first (1st) anniversary of the Closing Date; and (c) shall not be permitted to commence or pursue any legal proceedings against any Tenant seeking eviction of such Tenant or the termination of the underlying Lease. The terms of the immediately preceding sentence shall survive the Closing and not be merged therein.
                    (iii) Operating Expense Pass-Throughs. Transferor, as landlord under the Leases, is currently collecting from Tenants under the Leases additional rent to cover taxes, insurance, utilities, maintenance and other operating costs and expenses (collectively, “Operating Expense Pass-Throughs”) incurred by Transferor in connection with the ownership, operation, maintenance and management of the Properties. If, at Closing, it can be determined whether the estimated prepayments of Operating Expense Pass-Throughs collected by Transferor prior to Closing were in excess of or less than any Tenant’s share of such expenses actually incurred by Transferor, then Transferee shall receive a credit equal to the amount of any such excess, or if applicable, Transferor shall receive a credit equal to the amount of any such underpayment. If the actual under- or overpayments received by Transferor for Operating Expense Pass-Throughs cannot be determined at Closing, then the parties shall perform their prorations, and make adjusting payments, when the correct amount owed to or from Transferor for payments collected prior to Closing in respect of Operating Expense Pass-Throughs can be determined. If Transferor collected estimated prepayments of Operating Expense Pass-Throughs attributable to any period after Closing, Transferor shall pay or credit any such amounts to Transferee at Closing.
                    (iv) Service Contracts. Transferor or Transferee, as the case may be, shall receive a credit for regular charges under Service Contracts assumed by Transferee pursuant to this Agreement paid and applicable to Transferee’s period of ownership or payable and applicable to Transferor’s period of ownership, respectively.

                    (v) Ground Lease Payments. Transferor or Transferee, as the case may be, shall receive a credit for any payments made under the Ground Lease paid and applicable to Transferee’s period of ownership or payable and applicable to Transferor’s period of ownership, respectively.
               7.5.1.2 Tenant Reconciliations and Post-Closing Adjustments. After year-end (or any other applicable period as Transferee may reasonably determine) adjustments with Tenants under Leases for Operating Expense Pass-Throughs and receipt of final tax and other bills, the parties shall cause the property manager under the Property Management Agreement to prepare and present to Transferee and Transferor a calculation of the reproration of such Operating Expense Pass-Throughs, taxes and other items, based upon the actual amount of such items charged to or received by the parties for the year or other applicable fiscal period. The parties shall make the appropriate adjusting payment between them within thirty (30) days after presentment to Transferee and Transferor of such calculation. Each party may inspect the other party’s (and its affiliates’) books and records related to any Property to confirm the calculation. Either party shall be entitled to a post-Closing adjustment for any incorrect proration or adjustment. No other expense related to the ownership or operation of any Property shall be charged to or paid or assumed by Transferee, whether allocable to any period before or after the Closing, other than those obligations expressly assumed by Transferee.
               7.5.1.3 Leasing Commissions. Transferor shall pay on or before closing, all leasing commissions due under all Leases, except those for renewals or expansions of existing Leases which Transferee approves and are due as a result of the exercise of such right after the Closing.
               7.5.1.4 Tenant Improvements, Concessions and Allowances. Other than the “Transferor Funding Requirements” (as defined in Section 10.9 hereof), tenant improvement expenses (including all hard and soft construction costs, whether payable to the contractor or the Tenant), tenant allowances, rent abatement, concessions, moving expenses and other out-of-pocket costs which are the obligation of the landlord under Leases shall be allocated between the parties according to whether such obligations arise in connection with (1) Leases in place as of the date of this Agreement other than with respect to renewal or expansion rights under such Leases properly exercised after the date of this Agreement (collectively, “Existing TI Obligations”), or (2) Leases or amendments entered into during the pendency of this Agreement in conformity with the requirements of this Agreement or renewals or expansion rights properly exercised after the date of this Agreement (“New TI Obligations”):
                    (i) Existing TI Obligations. If, by Closing, Transferor has not completed and paid in full Existing TI Obligations, then Transferee shall receive a credit at Closing for an amount equal to one hundred percent (100%) of such costs, as reasonably agreed by Transferee and Transferor. Transferee shall be responsible for completing and paying such Existing TI Obligations. For all sums for which Transferee receives a credit hereunder, Transferee shall account (or the parties shall cause the property manager under the Property Management Agreement to account) for all invoices within sixty (60) days following Closing. Any portion of such credit not used to pay Transferor’s portion of any invoices shall be refunded to Transferor at the expiration of this sixty (60) day period. A proration accounting shall also be delivered to Transferor with any refund. Any shortfall shall be paid to Transferee by Transferor upon demand.
                    (ii) New TI Obligations. At Closing, Transferee shall reimburse Transferor for the reasonable cost for New TI Obligations properly performed and actually paid for by Transferor to the extent such obligations were expressly approved in writing by Transferee, and Transferee shall assume the obligation to perform and pay for such New TI Obligations.
               7.5.1.5 Tenant Deposits. All unapplied Tenant security deposits (and interest thereon if required by law or contract to be earned thereon) shall be transferred or credited to Transferee at Closing. As of the Closing, Transferee shall assume Transferor’s obligations related to Tenant security deposits, but only to the extent they are properly credited and transferred to Transferee.
               7.5.1.6 Wages. Transferee shall not be liable for any wages, fringe benefits, payroll taxes, unemployment insurance contributions, accrued vacation pay, accrued pay for unused sick leave, accrued severance pay and other compensation accruing before Closing for employees at any Property or arising from the termination of such employees at or prior to Closing. Transferee shall not be liable for any obligations accruing before Closing under any union contract applicable to any such employees or arising from the termination of any such employees at or prior to Closing.
               7.5.1.7 Gift Certificate Program. Transferor shall fund any gift certificates issued prior to Closing from its general account.
               7.5.1.8 Additional Prorations. For matters not set forth, such as utilities, which cannot be prorated at Closing, Transferee shall receive a credit at Closing for an amount equal to the previous month’s invoice for such matter(s) (“Credit”) which Transferee shall hold for use in payment of the invoice when it is received, prorating the invoice for the period prior to Closing for which Transferor shall be responsible. For all sums for which Transferee receives a Credit hereunder, Transferee shall account (or the parties shall cause the property manager under the Property Management Agreement to account) for all invoices within sixty (60) days following Closing. Any portion of the Credit not used to pay Transferor’s portion of any invoices shall be refunded to Transferor at the expiration of this sixty (60) day period. A proration accounting shall also be delivered to Transferor with any refund. Any shortfall shall be paid to Transferee by Transferor upon demand.
               7.5.1.9 Inaccuracies. If at any time following the Closing Date, the amount of an item listed in any section of this Section 7.5.1 shall prove to be incorrect (whether as a result of an error in calculation or a lack of complete and accurate information as of the Closing), the party in whose favor the error was made shall promptly pay to the other party the sum necessary to correct such error upon receipt of proof of such error, provided that such proof is delivered to the party from whom payment is requested on or before the first (1st) anniversary of the Closing Date (such one (1) year period being referred to herein as the “Post Closing Adjustment Period”). In order to enable Transferor to determine whether any such delayed adjustment is necessary, Transferee shall provide (or the parties shall cause the property manager under the Property Management Agreement to provide) to Transferor (and Transferee, if applicable) current operating and financial statements for each Property no later than the date one (1) month prior to the expiration of the Post-Closing Adjustment Period.
               7.5.1.10 Survival. The obligations set forth in this Section 7.5.1 shall survive the Closing.
          7.5.2 Closing Statement. Five (5) Business Days prior to the Closing, Escrow Agent shall deliver to each of the parties for their review and approval a preliminary closing statement (the “Preliminary Closing Statement”), itemized on a Property-by-Property basis, setting forth (a) the proration amounts allocable to each of the parties pursuant to this Section 7.5, and (b) the Closing Costs allocable to each of the parties pursuant to Section 7.6 hereof. Based on each of the party’s comments, if any, regarding the Preliminary Closing Statement, Escrow Agent shall revise the Preliminary Closing Statement and deliver a final, signed version of a closing statement to each of the parties at the Closing (the “Closing Statement”).
     7.6 Closing Costs. Each party shall pay its own costs and expenses arising in connection with the Closing (including, without limitation, its own attorneys’ and advisors’ fees, charges and disbursements), except the following costs (the “Closing Costs”), which shall be allocated between the parties as follows:
          7.6.1 any and all documentary, transfer, recording stamp, sales and other taxes related to the transfer of any Property or any Entity Interests, which shall be paid one-half (1/2) by Transferor and one-half (1/2) by Transferee;
          7.6.2 Escrow Agent’s escrow fees and costs, which shall be paid one-half (1/2) by Transferor and one-half (1/2) by Transferee;
          7.6.3 the cost of the Surveys, which shall be paid one-half (1/2) by Transferor and one-half (1/2) by Transferee;
          7.6.4 the cost of the Owner’s Title Policies, which shall be paid one-half (1/2) by Transferor and one-half (1/2) by Transferee;
          7.6.5 all recording fees, which shall be paid (subject to the terms of Section 7.6.7 hereof) one-half (1/2) by Transferor and one-half (1/2) by Transferee;
          7.6.6 any and all amounts or penalties due and payable in connection with the discharge and satisfaction of any Liens (other than the Permitted Exceptions) in accordance with the terms hereof, which shall be paid by Transferor; and

          7.6.7 any and all amounts due and payable in connection with obtaining the Loans (including, without limitation, any and all recording fees associated therewith), which shall be paid by Transferee.
     7.7 Deliveries Outside of Escrow. Transferor shall deliver possession of the Properties, subject only to the Permitted Exceptions, to Transferee (in its capacity as the controlling party of each Property Owning Entity) upon the Closing. Further, Transferor hereby covenants and agrees to deliver to Transferee (in its capacity as the controlling party of each Property Owning Entity), on or prior to the Closing, the following items:
          7.7.1 Intangible Property. The Intangible Property, including, without limitation, the original Ground Lease, the original Leases and the original Property Documents.
          7.7.2 Personal Property. The Personal Property, including, without limitation, any and all keys, pass cards, remote controls, security codes, computer software and other devices relating to access to the Improvements.
          7.7.3 Notices.
                    7.7.3.1 Notices to Tenants. A letter for each Project in form and substance reasonably acceptable to Transferee, duly executed by Transferor, dated as of the Closing Date and addressed to the Tenants thereof, informing such Tenants of the transfer of such Project and the assignment of the applicable Leases to the applicable Property Owning Entity, together with an instruction to pay all amounts due or to become due under such Leases to Transferee.
                    7.7.3.2 Service Contracts Notices. A letter to the vendors of all material service contracts for each Project (collectively, together with all of the service contracts affecting all of the other Projects, the “Service Contracts”) in form and substance reasonably acceptable to Transferee, duly executed by Transferor, dated as of the Closing Date and addressed to such Service Contract vendors, informing such vendors of the assignment of such Service Contracts to Transferee.
                    7.7.3.3 Notice to Ground Landlord. A letter to the holder of the landlord’s interest under the Ground Lease in form and substance reasonably acceptable to Transferee, duly executed by Transferor, dated as of the Closing Date and addressed to such landlord, informing such landlord of the Assignment of Ground Lease and providing such other information as may be required pursuant to the terms of the Ground Lease.
8. TRANSFEROR’S REPRESENTATIONS AND WARRANTIES.
     Transferor represents and warrants to and agrees with Transferee, as of the Execution Date and as of the Closing Date, as follows:

     8.1 Leases and Ground Lease.
          8.1.1 Lease Schedule. The schedule attached hereto as Exhibit “L” (the “Lease Schedule”) is true, correct and complete in all material respects regarding: (a) the leases, licenses, tenancies and other occupancy agreements (whether written or oral) in effect at each Project as of the date set forth on such Lease Schedule, other than the Ground Lease (each a “Lease” and collectively, together with all of the Leases affecting all of the Projects, the “Leases”); (b) the identities of the tenants under the Leases (collectively, the “Tenants”); (c) any delinquencies under the Leases; (d) the spaces occupied by the Tenants; (e) the commencement and expiration dates of the Leases; (f) the monthly rents payable thereunder (including any future rent concessions); (g) any outstanding agreements, written or oral, to amend or otherwise modify any Leases; and (h) the security deposits and prepaid rents of more than one (1) month in advance that have been paid by any Tenants.
          8.1.2 Delivery of Leases. True, correct and complete copies of all Leases and all amendments, guarantees and other documents relating thereto shall be delivered or otherwise made available to Transferee in accordance with the terms of Section 4.1.1 hereof.
          8.1.3 Security Deposits. Except as set forth on the Lease Schedule, there are no security deposits held by the landlord under any of the Leases, and there are no arrearages in rent or additional rent under any of the Leases more than fifteen (15) days past due.
          8.1.4 Services To Tenants. Other than as set forth on Exhibit “N” attached hereto, all of the tenant improvements and construction required to be supplied by Transferor to each Tenant prior to the Closing Date, if any, have been supplied or will be supplied prior to the Closing Date, and Transferor has received no notice of any failure to supply any of said items to any Tenant.
          8.1.5 No Tenant Disputes. Transferor has not received from any Tenant any notice to cancel, renew or extend any Lease or supply any additional services to any Tenant, except as may otherwise be set forth on the Lease Schedule. Transferor has not received any notification from any Tenant that it disputes Transferor’s interpretation of any of the provisions of such Tenant’s Lease.
          8.1.6 No Violations. Transferor has not received any written notice alleging that the occupancy of any Tenant is invalid or illegal or violates any law, rule or regulation of any governmental authority having jurisdiction thereof.
          8.1.7 No Rent Concessions. Except as set forth on the Lease Schedule, no Tenant is entitled to any rent concessions or other offsets against any rent payable by such Tenant after the Execution Date.
          8.1.8 Ground Lease. Transferor has delivered to Transferee a true, correct and complete copy of the Ground Lease, including all amendments and modifications thereto. Transferor holds 100% of the lessee’s interest under the Ground Lease. The Ground Lease is in full force and effect. Transferor has paid (or will pay prior to Closing) all amounts due under the Ground Lease prior to Closing. Transferor is not in default under and, to Transferors’ knowledge, no other party thereto is in default under, the Ground Lease, beyond the expiration of any applicable grace or cure period. Transferor has not, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, assigned, transferred, encumbered, hypothecated, pledged or granted a security interest in the Ground Lease or in Transferor’s interest in the Ground Lease.
     8.2 Existing Contracts. The schedule attached hereto as Exhibit “M” (the “Contracts Schedule”) is true, correct and complete in all material respects regarding all service, maintenance, repair, management, supply and other contracts (including, without limitation, all Service Contracts) affecting any Property that will be in effect subsequent to the Closing and that require payment, over the entire term of such contract, by the owner of such Property following the Closing in excess of $10,000 (other than agreements that are terminable on thirty (30) days notice or less without penalty or premium). Except as set forth on the Contracts Schedule, neither Transferor nor any agent of Transferor has executed any service, maintenance, repair, management, supply or other contracts (including, without limitation, any Service Contracts) affecting any Property that will be in effect subsequent to the Closing and that require payment, over the entire term of such contract, by the owner of such Property following the Closing in excess of $10,000 (other than agreements that are terminable on thirty (30) days notice or less without penalty or premium). To Transferor’s knowledge, each of the contracts identified on the Contracts Schedule (including, without limitation, each of the Service Contracts) is in good standing and in full force and effect, and Transferor is not in default thereunder nor does Transferor have any knowledge of any event or circumstance which, with or without the giving of notice, the passage of time or both, may constitute a default thereunder.
     8.3 Insurance. True, correct and complete copies of all insurance policies maintained by Transferor with respect to any Project shall be made available to Transferee as part of the Property Documents. All premiums due on such insurance policies have been paid by Transferor and Transferor will maintain such insurance policies from the Execution Date through the Closing Date or earlier termination of this Agreement. Transferor has not received and has no knowledge of any notice or request from any insurance company requesting the performance of any work or alteration with respect to any Project. Transferor has received no notice from any insurance company concerning, nor is Transferor aware of, any defects or inadequacies in any Project which, if not corrected, would result in the termination of insurance coverage or increase its cost.
     8.4 Litigation. Except for the proceedings disclosed on Schedule 8.4 attached hereto, there are no actions, suits or proceedings before any judicial or quasi-judicial body, by any governmental authority or other third party, pending, or to Transferor’s knowledge, threatened, against or affecting all or any portion of any Project and, to Transferor’s knowledge, there is no basis for any such action. Except for unlawful detainer or similar actions against Tenants that are brought in the ordinary course of

Transferor’s operation of the Projects, there are no actions, suits or proceedings pending, by Transferor in connection with all or any portion of any Project or Transferor’s ownership, rights, use, development or maintenance thereof, including, without limitation, tax reduction proceedings; and from and after the date hereof, Transferor shall not commence or allow to be commenced on its behalf any action, suit or proceeding with respect to all or any portion of any Project without the prior written consent of Transferee except for litigation against defaulting Tenants in the ordinary course of the operation of any Property. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending, or, to Transferor’s knowledge, threatened, against Transferor.
     8.5 Compliance with Laws. Transferor has received no notice of any condition currently or previously existing on any Project or any portion thereof which constitutes, or may give rise to, any current violation of any existing “Laws” (as hereinafter defined) applicable to such Project if it were disclosed to the authorities having jurisdiction over such Project. As used herein, the term “Laws” shall mean, collectively, all laws, rules, regulations, ordinances and orders of all applicable federal, state, city or other governmental authorities in effect as of the Execution Date (collectively, “Laws”), including, without limitation, (a) the Americans with Disabilities Act, 42 U.S.C. § 12102, et seq., together with all rules, regulations and official interpretations promulgated pursuant thereto, and (b) all Laws with respect to zoning, building, fire, life safety, health codes and sanitation.
     8.6 Condemnation; Special Assessments. Transferor has no knowledge of any pending or contemplated condemnation, eminent domain or similar proceeding or special assessment which would affect any Project or any part thereof in any way whatsoever.
     8.7 Toxic or Hazardous Materials.
          8.7.1 Definitions.
          (a) “Environmental Claim” means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the manufacture, treatment, processing, distribution, use, transport, handling, deposit, storage, disposal, leaking or other presence, or release into the environment of any Material of Environmental Concern in, at, on, under, from or about any location, whether or not owned or operated by Transferor, or (ii) circumstances forming the basis of any violation or alleged violation of any “Environmental Law” (as hereinafter defined).
          (b) “Environmental Laws” means all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.
          (c) “Environmental Notice” means any notice (written or oral) from any governmental authority or any written notice from any other source (whether from a citizens group, employee or other person or entity).
          (d) “Material of Environmental Concern” means chemicals, pollutants, contaminants, wastes, toxic or hazardous substances, petroleum and petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, lead or lead-based paints or materials, radon, or mold, fungi, yeast or other similar biological agents that may have an adverse effect on human health.
          8.7.2 Representations and Warranties. Except as may be disclosed in any of the reports identified on Schedule 8.7.2 attached hereto: (a) Transferor has not received any Environmental Notice that alleges that (i) Transferor is not in compliance with any Environmental Laws relating to any Project, (ii) Transferor does not possess or comply with any permit or other governmental authorization required under Environmental Laws, or (ii) there are circumstances that may prevent or interfere with any such compliance by Transferor in the future; (b) there is no Environmental Claim pending or, to Transferor’s knowledge, threatened with regard to any Project; (c) Transferor has not received any Environmental Notice that alleges that there has been any release of any Material of Environmental Concern at, on or from any Project that requires remediation under any Environmental Law; (d) Transferor has not received any Environmental Notice that alleges that there are any past or present actions, activities, circumstances, conditions, events or incidents relating to any Project, including, without limitation, the manufacture, generation, treatment, processing, distribution, use, transport, handling, deposit, storage, disposal, leaking, or other presence or release of any Material of Environmental Concern, that could form the basis of any Environmental Claim against Transferor or against any person or entity, including, without limitation, persons or entities whose liability for such Environmental Claim Transferor may have retained or assumed either contractually or by operation of law; and (e) without limiting the generality of the foregoing, to Transferor’s knowledge, (i) Transferor has not stored, disposed of or arranged for the disposal of any Material of Environmental Concern on any Property (except for any Material of Environmental Concern maintained by Transferor in the ordinary course of business and in accordance with all Environmental Laws), (ii) there are no underground storage tanks located on any Property, (iii) there is no asbestos contained in or forming part of any Improvement, including, without limitation, any building, building component, structure or office space on any Property, (iv) there is no mold, yeast, fungi or other similar biological agent, whether visible or invisible, or hidden, that exceeds permissible or regulated limits, requires remediation or abatement, or may have adverse health effects contained in or forming part of any Improvement, including, without limitation, any building, building component, structure or office space on any Property, (v) no polychlorinated biphenyls (PCBs) at concentrations in excess of 50 parts per billion are used or stored at any Property, (vi) there are no Environmental Claims or circumstances in the vicinity of any of the Projects relating to environmental contamination or clean-up affecting or compromising the value of any such Projects and (vii) Transferor has provided or made available to Transferee all non-privileged assessments, reports, data, results of investigations or audits, or other information that is in the possession or control of Transferor relating to the environmental matters at or the environmental condition of any Property.
     8.8 No Conflicts. The execution and delivery of this Agreement by Transferor, the consummation of the transactions herein contemplated to be performed by Transferor, and compliance with the terms of this Agreement by Transferor will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document, instrument or agreement, oral or written, to which Transferor is a party or by which Transferor or its assets are bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Transferor or all or any portion of any Property other than a breach or default that would not have a material adverse effect on any Property.
     8.9 Due Organization; Consents. Transferor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, with its principal place of business in the State of Alabama and Transferor has never existed or operated under any other name. All requisite partnership action has been taken by Transferor in connection with entering into this Agreement, and will be taken prior to the Closing in connection with, the execution and delivery of the instruments referenced herein and the consummation of the transactions contemplated hereby. No consent of any partner, shareholder, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required in connection with the execution by Transferor of this Agreement and/or the performance by Transferor of its obligations hereunder.
     8.10 Transferor’s Authority; Validity of Agreements. Transferor has full right, power and authority to transfer, contribute and convey the Properties to the Property Owning Entities, and to transfer, contribute and convey the Entity Interest to Transferee, all as provided in this Agreement, to carry out its obligations hereunder and to execute, deliver and perform, and enter into and consummate, all of the documents and transactions contemplated by this Agreement. The individual(s) executing this Agreement and the instruments referenced herein on behalf of Transferor have the legal power, right and actual authority to bind Transferor to the terms hereof and thereof. This Agreement is, and all instruments, documents and agreements to be executed by Transferor in connection herewith shall be, duly authorized, executed and delivered by Transferor and shall be valid, binding and enforceable obligations of Transferor subject to applicable bankruptcy, insolvency or other similar laws relating to creditors’ rights and general principles of equity.
     8.11 Foreign Investment In Real Property Tax Act. Transferor (a) is not a foreign person within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) and (b) is a resident of each State in which any

Property is located, within the meaning of the applicable revenue and taxation statutes of each such State.
     8.12 Not a Prohibited Person.
          (a) As used herein, the term “Prohibited Person” shall mean any of the following: (i) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (the “Executive Order”); (ii) a person or entity that is named as a “specially designated national” or “blocked person” on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) at its official website, http://www.treas.gov/offices/enforcement/ofac; (iii) a person or entity that is otherwise the target of any economic sanctions program currently administered by OFAC; or (iv) a person or entity that is affiliated with any person or entity identified in clause (i), (ii) and/or (iii) above.
          (b) Transferor is not a Prohibited Person and to Transferor’s knowledge, no person or entity owning or controlling Transferor (other than public shareholders of Colonial Properties Trust, as to which Transferor makes no representations or warranties) is a person that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order.
          (c) To Transferor’s knowledge, none of its investors, affiliates or brokers or other agents (if any), acting or benefiting in any capacity in connection with this Agreement is a Prohibited Person.
          (d) The assets Transferor will transfer to Transferee under this Agreement are not the property of, and are not beneficially owned, directly or indirectly, by a Prohibited Person.
          (e) The assets Transferor will transfer to Transferee under this Agreement are not the proceeds of specified unlawful activity as defined by 18 U.S.C. §1956(c)(7).
     8.13 Employees. There are no employees of Transferor employed in connection with the use, management, maintenance or operation of any Project whose employment will continue with respect to such Project after the Closing Date. There is no bargaining unit or union contract relating to any employees of Transferor employed in connection with the use, management, maintenance or operation of any Project.
     8.14 Taxes.
          8.14.1 All business, occupation, sales, use and other similar taxes imposed with respect to all or any portion of any Property or the operation thereof for its currently intended purpose, which are due and payable by Transferor have been paid in full, or will be paid in full by Transferor as and when such taxes become due and payable. Transferor has timely and properly filed (or timely requested extensions with respect to) all federal, state, local and foreign tax returns, reports and forms for which it is or has been required to file with respect to the operation, use and ownership of any Property and, all such returns, reports and forms are (or were at the time of their filing) true, correct and complete in all material respects.
          8.14.2 As of the Closing Date, at least seventy-five percent (75%) of the fair market value of the Properties will consist of land, buildings, and other structural components thereof, and any other assets described in Section 856(c)(4)(A) of the Code.
          8.14.3 As of the Closing Date, at least seventy-five percent (75%) of the total gross revenues that shall have theretofore been generated by the Properties during 2005 will consist of income from rents from real property and other revenue which constitutes qualifying income under Section 856(c)(3) of the Code.
          8.14.4 As of the Closing Date, at least ninety-five percent (95%) of the total gross revenues that shall have theretofore been generated by the Properties during 2005 will consist of income from rents from real property and other revenue which constitutes qualifying income under Section 856(c)(2) of the Code.
          8.14.5 As of the Closing Date, each Property Owning Entity and each entity owned directly or indirectly by the Property Owning Entities (if any) will be classified as a partnership for U.S. federal income tax purposes or disregarded as an entity separate from its owner for U.S. federal income tax purposes.
          8.14.6 As of the Closing Date, no Property Owning Entity nor any entity owned directly or indirectly by the Property Owning Entities (if any) will be liable for any material taxes, including any liability for taxes of any predecessor or liability for any taxes of any other person as a result of transferee liability, joint and several liability, or liability under a contract.
     8.15 REAs. Transferor has delivered to Transferee a true, correct and complete copy of each reciprocal easement agreement, two-party agreement, operating or other similar agreement encumbering any Property (each, a “REA” and, collectively, the “REAs”), including all amendments and modifications thereto, all of which are identified on Schedule 8.18 attached hereto. Transferor has paid and/or received (or will pay and/or receive prior to Closing) all payments due, if any, under each REA prior to Closing. Transferor has not received any written notice alleging that Transferor or any other party is in default under any REA, or that there is any event which with the giving of notice or passage of time, or both, would constitute a default thereunder. Transferor has not, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, assigned, transferred, encumbered, hypothecated, pledged or granted a security interest in any REA or Transferor’s interest therein.
     8.16 Survival. All of the representations and warranties of Transferor set forth in this Agreement shall be true upon the Execution Date, shall be deemed to be repeated at and as of the Closing Date (except as otherwise disclosed in writing to

Transferee) and shall survive the delivery of the Deeds and the Closing for a period of one (1) year; provided, however, that the representations and warranties of Transferor set forth in Section 8.14 hereof shall survive the delivery of the Deeds and the Closing for the period of the applicable statute of limitations.
     8.17 Knowledge. The phrase “to Transferor’s knowledge” as used in this Agreement means the actual (as opposed to constructive or imputed) knowledge, without independent investigation or inquiry, of the following persons: (i) John L. Moss; (ii) Brian Neltner; (iii) Cindy Hatzisavvas; and (iv) Sam Warbington.
     8.18 No Other Representations or Warranties.
     (a) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING IN THIS ARTICLE 8, TRANSFEREE SPECIFICALLY ACKNOWLEDGES AND AGREES THAT (i) EXCEPT AS SET FORTH HEREIN OR IN ANY OTHER DOCUMENT DELIVERED PURSUANT HERETO, THE PROPERTIES ARE “AS IS, WHERE IS AND WITH ALL FAULTS” AND (ii) EXCEPT AS EXPRESSLY SET FORTH HEREIN AND ANY OTHER DOCUMENT DELIVERED PURSUANT HERETO, AS APPLICABLE, NONE OF TRANSFEREE, ANY OF ITS AFFILIATES OR ANY OTHER PERSON IS RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, FROM TRANSFEROR OR ANY DIRECT OR INDIRECT PARTNER, OFFICER, DIRECTOR, TRUSTEE, MEMBER, EMPLOYEE, AFFILIATE, ATTORNEY, AGENT OR BROKER OF TRANSFEROR, AS TO ANY MATTER CONCERNING THE PROPERTIES OR SET FORTH, CONTAINED OR ADDRESSED IN ANY DUE DILIGENCE MATERIALS (INCLUDING, THE COMPLETENESS THEREOF), INCLUDING (A) the quality, nature, habitability, merchantability, use, operation, value, marketability, adequacy or physical condition of the Properties or any aspect or portion thereof, including, structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities, electrical, mechanical, HVAC, plumbing, sewage, water and utility systems, facilities and appliances, soils, geology and groundwater; (B) the dimensions or lot size of the Properties or the square footage of any of the improvements thereon or of any tenant space therein; (C) the development or income potential, or rights of or relating to, the Properties, or the fitness, suitability, value or adequacy of a Property for any particular purpose; (D) the zoning or other legal status of any Property; (E) the compliance of any Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental authority or of any other person or entity (including, the Americans with Disabilities Act of 1990, as amended); (F) the ability of Transferee or any of its affiliates to obtain any necessary governmental approvals, licenses or permits for the use or development of any Property; (G) the presence, absence, condition or compliance of any hazardous substances or waste on, in, under, above or about any Property or any adjoining or neighboring property; (H) the quality of any labor and materials used in any improvements at any Property; or (I) the economics of, or the income and expenses, revenue or expense projections or other financial matters, relating to the operation of, any Property. Without limiting the generality of the foregoing, Transferee expressly acknowledges and agrees that, except as set forth herein or in any other document delivered pursuant hereto, it is not relying on any representation or warranty of Transferor or any direct or indirect partner, member, director, trustee, officer, employee, affiliate, attorney, agent or broker of Transferor, whether implied, presumed or expressly provided, arising by virtue of any statute, regulation or common law right or remedy in favor of any of them.
     (b) TRANSFEREE FURTHER ACKNOWLEDGES AND AGREES THAT ANY REPORTS OBTAINED BY TRANSFEREE OR ANY OF ITS AFFILIATES ARE THE SOLE RESPONSIBILITY OF TRANSFEREE AND, EXCEPT TO THE EXTENT EXPRESSLY REQUIRED PURSUANT TO THIS AGREEMENT OR ANY OTHER DOCUMENT DELIVERED PURSUANT HERETO, NONE OF TRANSFEROR OR ANY OF ITS AFFILIATES HAS ANY OBLIGATION TO MAKE ANY CHANGES, ALTERATIONS OR REPAIRS TO ANY PROPERTY OR ANY PORTION THEREOF OR TO CURE ANY VIOLATIONS OF LAW OR TO COMPLY WITH THE REQUIREMENTS OF ANY INSURER. TRANSFEREE ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN ANY OTHER DOCUMENT DELIVERED PURSUANT HERETO, TRANSFEREE IS SOLELY RESPONSIBLE FOR OBTAINING, AS IT DEEMS NECESSARY OR APPROPRIATE, ANY APPROVAL OR PERMIT NECESSARY FOR ACCEPTANCE BY IT OF ANY PROPERTY OR INTEREST AND FOR ANY REPAIRS OR ALTERATIONS NECESSARY TO OBTAIN THE SAME, ALL AT TRANSFEREE’S SOLE COST AND EXPENSE.
     (c) TRANSFEREE AGREES THAT SHOULD ANY INVESTIGATION, CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS (INCLUDING WITHOUT LIMITATION ANY MOLD OR MOLD CONDITION) ON OR RELATED TO ANY OF THE PROPERTIES BE REQUIRED AFTER THE DATE OF CLOSING, TRANSFEROR SHALL HAVE NO LIABILITY TO TRANSFEREE TO PERFORM OR PAY FOR SUCH INVESTIGATION, CLEAN-UP, REMOVAL OR REMEDIATION, AND TRANSFEREE EXPRESSLY WAIVES AND RELEASES ANY CLAIM TO THE CONTRARY; PROVIDED, HOWEVER, THAT (1) IN THE EVENT THAT ANY CLAIM OR CAUSE OF ACTION IS BROUGHT BY A THIRD-PARTY AGAINST ANY PROPERTY OWNING ENTITY, TRANSFEREE OR ANY OF TRANSFEREE’S AFFILIATES THAT ARISES AS A RESULT OF AN ACTION OR EVENT THAT OCCURRED PRIOR TO THE CLOSING AND DURING TRANSFEROR’S PERIOD OF OWNERSHIP OF THE APPLICABLE PROPERTY, THEN TRANSFEREE SHALL HAVE THE RIGHT TO INTERPLEAD TRANSFEROR THEREIN AND TRANSFEROR SHALL RETAIN ANY LIABILITY TO SUCH THIRD-PARTY THAT TRANSFEROR WOULD HAVE HAD BUT FOR THE EXISTENCE OF THE FOREGOING RELEASE, AND (2) THE FOREGOING SHALL NOT BE INTERPRETED TO WAIVE ANY CLAIM OF TRANSFEREE WITH RESPECT TO ANY BREACH BY TRANSFEROR OF ANY EXPRESS REPRESENTATIONS AND WARRANTIES MADE BY TRANSFEROR IN THIS AGREEMENT OR IN ANY OTHER DOCUMENT DELIVERED PURSUANT HERETO.

     (d) Without limiting the provisions of Article 8 hereof, from and after the Closing, except for rights, remedies and other provisions (including the representations, warranties and covenants) set forth in this Agreement, Transferee irrevocably and absolutely waives its right to recover from, and forever releases and discharges, and covenants not to file or otherwise pursue any legal action against Transferor or its affiliates or any direct or indirect partner, member, manager, trustee, director, shareholder, controlling person, affiliate, officer, attorney, employee, agent or broker of any of the foregoing, and any of their respective heirs, successors, personal representatives and assigns, with respect to any and all suits, actions, proceedings, investigations, demands, claims, liabilities, fines, penalties, liens, judgments, losses, injuries, damages, settlement expenses or costs of whatever kind or nature, whether direct or indirect, known or unknown, contingent or otherwise (including any action or proceeding brought or threatened or ordered by any governmental authority), including, without limitation, attorneys’ and experts’ fees and expenses, and investigation and remediation costs that may arise on account of attorneys’ and experts’ fees and expenses, and investigation and remediation costs that may arise on account of or in any way be connected with the Entity Interests, the Properties or any portion thereof or the condition thereof, including the physical, environmental and structural condition of any Property or any law applicable thereto, or any other matter relating to the use, presence, discharge or release of hazardous substance or waste on, under, in, above or about any of the Properties; provided, however, that (1) Transferee does not waive its rights, if any, or any rights of its successors or assigns or any of their affiliates or any other person who may have a right to seek recovery, to recover from, or release or discharge or covenant not to bring any action against Transferor for any breach of the representations, warranties, covenants, indemnity obligations and other provisions in this Agreement or any other document delivered pursuant hereto, subject to the limitations and conditions contained herein or therein, (2) Transferee does not waive or release any claim for fraud, and (3) in the event that any claim or cause of action is brought by a third-party against any Property Owning Entity, Transferee or any of Transferee’s affiliates that arises as a result of an action or event that occurred prior to the Closing and during Transferor’s period of ownership of the applicable Property, then Transferee shall have the right to interplead Transferor therein and Transferor shall retain any liability to such third-party that Transferor would have had but for the existence of the foregoing release. In connection with this Article 8, Transferee expressly waives the benefits of any provision or principle of federal or state law that may limit the scope or effect of the waiver and release provisions of the preceding paragraph.
     (e) TRANSFEREE REPRESENTS AND WARRANTS THAT THE TERMS OF THE RELEASE CONTAINED HEREIN AND ITS CONSEQUENCES HAVE BEEN COMPLETELY READ AND UNDERSTOOD BY TRANSFEREE, AND TRANSFEREE HAS HAD THE OPPORTUNITY TO CONSULT WITH, AND HAS CONSULTED WITH, LEGAL COUNSEL OF TRANSFEREE’S CHOICE WITH REGARD TO THE TERMS OF THIS RELEASE. TRANSFEREE ACKNOWLEDGES AND WARRANTS THAT TRANSFEREE’S EXECUTION OF THIS RELEASE IS FREE AND VOLUNTARY.

9. TRANSFEREE’S REPRESENTATIONS AND WARRANTIES.
     Transferee represents and warrants to Transferor, as of the Execution Date and as of the Closing Date, as follows:
     9.1 No Conflicts. The execution and delivery of this Agreement by Transferee, the consummation of the transactions herein contemplated to be performed by Transferee, and compliance with the terms of this Agreement by Transferee will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document, instrument or agreement, oral or written, to which Transferee is a party or by which Transferee is bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Transferee.
     9.2 Due Organization; Consents. Transferee is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. All requisite action has been taken by Transferee in connection with entering into this Agreement, and will be taken prior to the Closing in connection with, the execution and delivery of the instruments referenced herein and the consummation of the transactions contemplated hereby. No consent of any partner, shareholder, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required in connection with the execution by Transferee of this Agreement and/or the performance by Transferee of its obligations hereunder.
     9.3 Transferee’s Authority; Validity of Agreements. Transferee has full right, power and authority to accept the Entity Interests from Transferor as provided in this Agreement, to carry out its obligations hereunder and to execute, deliver and perform, and enter into and consummate, all of the documents and transactions contemplated by this Agreement. The individual(s) executing this Agreement on behalf of Transferee and the instruments referenced herein on behalf of Transferee have the legal power, right and actual authority to bind Transferee to the terms hereof and thereof. This Agreement is, and all other documents and instruments to be executed and delivered by Transferee in connection herewith shall be, duly authorized, executed and delivered by Transferee and shall be valid, binding and enforceable obligations of Transferee subject to applicable bankruptcy, insolvency or other similar laws relating to creditors’ rights and general principles of equity.
     9.4 Prohibited Person.
          9.4.1 Transferee is not a Prohibited Person and to Transferee’s knowledge, no person or entity owning or controlling Transferee (other than public shareholders of any entity traded on any U.S. or Australian stock exchange, as to which Transferee makes no representations or warranties) is a person that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order.

          9.4.2 To Transferee’s knowledge, none of its investors, affiliates or brokers or other agents (if any), acting or benefiting in any capacity in connection with this Agreement, is a Prohibited Person.
     9.5 Investment Purpose. Transferee is purchasing the Entity Interests and control of the Properties pursuant to this Agreement for investment for its own account and not with a view to the distribution of all or any part thereof as such term is used in Section 2(11) of the Securities Act of 1933, as amended. Transferee is able to bear the economic risk of the acquisition of the Entity Interests and control of the Properties pursuant hereto and can afford to sustain a total loss on such investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment and therefore has the capacity to protect its own interests in connection with the acquisition of the Entity Interests and control of the Properties.
     9.6 Survival. All of the representations and warranties of Transferee set forth in this Agreement shall be true upon the Execution Date, shall be deemed to be repeated at and as of the Closing Date (except as otherwise disclosed in writing to Transferor) and shall survive the delivery of the Deeds and the Closing for a period of one (1) year.
10. ADDITIONAL COVENANTS OF TRANSFEROR.
     In addition to the covenants and agreements of Transferor set forth elsewhere in this Agreement, Transferor covenants and agrees that between the Execution Date and the Closing Date (or the date of earlier termination hereof, if applicable):
     10.1 Title. Subject to the terms of Sections 10.7 and 10.8 hereof, Transferor shall not directly or indirectly sell, contribute, assign or create any right, title or interest whatsoever in or to any Property or the Auburn Leasehold, or create or permit to exist thereon any lien, charge or encumbrance other than the applicable Permitted Exceptions, or enter into any agreement to do any of the foregoing, without the prior written consent of Transferee (which consent may be granted or withheld in Transferee’s sole and absolute discretion).
     10.2 Development Activities. Subject to the terms of Section 10.9 hereof, Transferor shall not take any actions with respect to the development of any Property or the Auburn Leasehold, including, without limitation, applying for, pursuing, accepting or obtaining any permits, approvals or other development entitlements from any governmental or other regulatory entities or finalizing or entering into any agreements relating thereto (other than with respect to the developments described on Exhibit “N” or Exhibit “O” attached hereto) without the prior written consent of Transferee (which consent may be granted or withheld in Transferee’s sole and absolute discretion). Transferor hereby agrees to reasonably cooperate with Transferee in Transferee’s efforts to obtain such governmental approvals as Transferee deems necessary to permit Transferee to operate any Property as Transferee wishes following the Closing Date.

     10.3 No Pre-Paid Rent. Transferor shall not accept any rent from any Tenant (or any new tenant under any new lease permitted pursuant to the terms hereof) at any Project for more than one (1) month in advance of the payment date.
     10.4 Notice of Change in Circumstances; Litigation. Transferor shall promptly notify Transferee of any change (collectively, the “Changes”) in any condition with respect to any Property or any portion thereof or of any event or circumstance of which Transferor obtains knowledge subsequent to the Execution Date which (a) materially affects such Property or any portion thereof, or the use or operation of such Property or any portion thereof, (b) makes any representation or warranty of Transferor to Transferee under this Agreement untrue or misleading in any material respect or (c) makes any covenant or agreement of Transferor under this Agreement incapable or substantially less likely of being performed, it being expressly understood that Transferor’s obligation to provide information to Transferee under this Section 10.4 shall in no way relieve Transferor of any liability for a breach by Transferor of any of its representations, warranties, covenants or agreements under this Agreement. In the event that any proceeding of the character described in Section 8.4 hereof is initiated prior to the Closing, Transferor shall promptly advise Transferee in writing. Notwithstanding anything to the contrary contained herein, if Transferor becomes aware after the Execution Date of any Changes that (i) make any representation or warranty of Transferor set forth in this Agreement (which was true, correct and complete as of the Execution Date) untrue, incorrect or incomplete or (ii) make any covenant or agreement of Transferor under this Agreement (which was, as of the Execution Date, capable of being performed) incapable or substantially less likely of being performed, to the extent that such Changes are not a result of Transferor’s breach of this Agreement, such Changes shall not constitute a default by Transferor hereunder and Transferor shall have no liability to Transferee with respect thereto, but Transferor shall promptly notify Transferee of such Changes.
     10.5 No Defaults; Maintenance of Properties. Transferor shall not default with respect to the performance of any obligation relating to any Property, including, without limitation, the payment of all amounts due and the performance of all obligations with respect to any existing indebtedness or existing leases or contracts affecting such Property (including, without limitation, the Ground Lease). Transferor shall operate and maintain each Property in a commercially reasonable manner, in accordance with Transferor’s past practice and in accordance with all applicable Laws, rules and regulations affecting such Property or any portion thereof.
     10.6 Exclusive Negotiations. Transferor shall (a) remove each Property from the market, and (b) cease and refrain from any and all negotiations with any other prospective optionees or purchasers of any Property.
     10.7 Service, Management and Employment Contracts. Transferor shall not enter into any new service, property management or employment contract or extend, renew or replace any existing service, property management or employment contract in respect of any Property, without Transferee’s prior written consent (which consent may be withheld in Transferee’s sole and absolute discretion), unless the same shall be cancelable without penalty or premium, upon not more than thirty (30) days’ notice from the owner of such Property.
     10.8 Leases. Transferor shall not enter into any new lease or extend, renew or replace any existing Lease or the Ground Lease, without Transferee’s prior written consent (which consent may be withheld in Transferee’s sole and absolute discretion); provided, however, that if Transferee fails to respond within three (3) Business Days of Transferor’s written request for consent, Transferee shall be deemed to have given such consent.
     10.9 Additional Expenditures. Transferor shall use commercially reasonable efforts to cause the following items and obligations to be fully paid, satisfied and completed (to Transferee’s reasonable satisfaction) prior to the Closing, all at Transferor’s sole cost and expense (collectively, the “Transferor Funding Requirements”): (a) each of the capital projects identified on Exhibit “N” attached hereto; and (b) all costs for the Tenant allowances, Tenant improvements and Lease commissions identified on Exhibit “O” attached hereto. To the extent that Transferor fails to fully pay, satisfy and complete any of the Transferor Funding Requirements prior to the Closing (each such failed Transferor Funding Requirement being hereinafter referred to as a “Failed Funding Requirement” and, collectively, as the “Failed Funding Requirements”), then (i) Transferee shall receive a credit against the Contribution Value equal to the expected cost (reasonably determined by Transferee and Transferor) to pay, satisfy and complete all Failed Funding Requirements and (ii) after the Closing, Transferee shall pay, satisfy and complete all Failed Funding Requirements (or shall cause its applicable property manager to pay, satisfy and complete all Failed Funding Requirements) at Transferee’s sole cost and expense. In the event that the credit against the Contribution Value that Transferee receives under this Section 10.9 exceeds the actual cost of completing all Failed Funding Requirements (as evidenced by invoices from third parties), then Transferee shall promptly distribute the amount of such excess to Transferor. In the event that the actual cost of completing all Failed Funding Requirements (as evidenced by invoices from third parties) exceeds the credit against the Contribution Value that Transferee receives under this Section 10.9, then Transferor shall promptly upon demand pay to Transferee the amount of such excess. The provisions of this Section 10.9 shall survive the Closing.
11. RISK OF LOSS.
     11.1 Condemnation. If, prior to the Closing, all or any “Material Portion” (as hereinafter defined), individually or in the aggregate, of any of the Land Parcels or any of the Projects is taken by condemnation or eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), Transferor shall immediately notify Transferee of such fact. In such event, Transferee shall have the option to terminate this Agreement upon written notice to Transferor given not later than thirty (30) days after Transferee’s receipt of such notice from Transferor. Transferee shall have no right to terminate this Agreement as a result of any such taking that is not a Material Portion. If Transferee does not elect or has no right to terminate this Agreement, Transferor shall assign and turn over to Transferee, and Transferee shall be entitled to receive and keep, all awards for the taking by condemnation and Transferee shall be deemed to have accepted the Properties subject to the taking without reduction in the Contribution Value. As used herein, the term “Material Portion” shall mean any portion, with respect to any Property, having a value in excess of five percent (5%) of the value of the portion of the Contribution Value allocated to such Property pursuant to Section 2 hereof.
     11.2 Casualty. Prior to the Closing and notwithstanding the pendency of this Agreement, the entire risk of loss or damage by earthquake, hurricane, tornado, flood, landslide, fire, acts of war, terrorism, terrorist activities or other casualty shall be borne and assumed by Transferor. If, prior to the Closing any “Material Damage” (as hereinafter defined) occurs, individually or in the aggregate, to any portion of any Project as a result of earthquake, hurricane, tornado, flood, landslide, fire, acts of war, terrorism, terrorist activities or other casualty, Transferor shall immediately notify Transferee of such fact. In such event, Transferee shall have the option to terminate this Agreement upon written notice to Transferor given not later than thirty (30) days after Transferee’s receipt of such notice from Transferor. Transferee shall have no right to terminate this Agreement as a result of any such damage or destruction that does not constitute Material Damage. If Transferee does not elect or has no right to terminate this Agreement, Transferor shall assign and turn over, and Transferee shall be entitled to receive and keep, all insurance proceeds payable with respect to such damage or destruction (which shall then be repaired or not at Transferee’s option and cost) and Transferee shall receive, as a credit against the Contribution Value, an amount equal to the deductible amount with respect to the insurance and the parties shall proceed to the Closing pursuant to the terms hereof without modification of the terms of this Agreement. If Transferee does not elect or has no right to terminate such affected portion of this Agreement by reason of any casualty, Transferee shall have the right to participate in any adjustment of any insurance claim. As used herein, the term “Material Damage” shall mean damage or destruction, with respect to any Property, (a) the cost of repair of which is reasonably estimated to exceed the greater of $5,000,000.00 and five percent (5%) of the value of the portion of the Contribution Value allocated to such Property pursuant to Section 2 hereof and (b) which Transferor fails to repair in full prior to the Closing.
12. LIQUIDATED DAMAGES; SPECIFIC PERFORMANCE.
     12.1 Liquidated Damages. IN THE EVENT THAT THE ESCROW AND THIS TRANSACTION FAIL TO CLOSE SOLELY AS A RESULT OF THE DEFAULT OF TRANSFEREE IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, TRANSFEREE AND TRANSFEROR AGREE THAT TRANSFEROR’S ACTUAL DAMAGES WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX. THE PARTIES THEREFORE AGREE THAT IN THE EVENT THAT THE ESCROW AND THIS TRANSACTION FAIL TO CLOSE SOLELY AS A RESULT OF THE DEFAULT OF TRANSFEREE IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, TRANSFEROR, AS TRANSFEROR’S SOLE AND EXCLUSIVE REMEDY, IS ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF FIVE MILLION DOLLARS ($5,000,000.00) (THE “LIQUIDATED AMOUNT”). IN

THE EVENT THAT THE ESCROW FAILS TO CLOSE SOLELY AS A RESULT OF TRANSFEREE’S DEFAULT, THEN (A) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF TRANSFEREE AND TRANSFEROR HEREUNDER AND THE ESCROW CREATED HEREBY SHALL TERMINATE, (B) ESCROW AGENT SHALL, AND IS HEREBY AUTHORIZED AND INSTRUCTED TO, RETURN PROMPTLY TO TRANSFEREE AND TRANSFEROR ALL DOCUMENTS AND INSTRUMENTS TO THE PARTIES WHO DEPOSITED THE SAME, (C) TRANSFEREE SHALL IMMEDIATELY DELIVER THE LIQUIDATED AMOUNT TO TRANSFEROR, AND THE SAME SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES, AND (D) ALL TITLE AND ESCROW CANCELLATION CHARGES, IF ANY, SHALL BE CHARGED TO TRANSFEREE. FOR PURPOSES OF THIS SECTION 12.1, A BREACH SHALL RESULT IN DEFAULT ONLY AFTER WRITTEN NOTICE OF THE BREACH IS GIVEN TO TRANSFEREE AND ONLY IF SUCH BREACH IS NOT CURED WITHIN FIVE (5) BUSINESS DAYS THEREAFTER.
     TRANSFEROR AND TRANSFEREE ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 12.1, AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS. THE PROVISIONS OF THIS SECTION 12.1 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

JM	CL

Transferor’s Initials	Transferee’s Initials
     12.2 Default by Transferor. If Transferor shall default in its performance obligations under this Agreement prior to or on the Closing Date and such default shall continue for more than five (5) Business Days following written notice thereof given by Transferee to Transferor or, if sooner, the Closing Date, then and in such event Transferee shall be entitled to either (i) terminate this Agreement upon written notice given to Transferor and Escrow Agent, in which event neither party shall have further rights or obligations to the other hereunder except as expressly provided in this Agreement provided that Transferee shall have the right to recover from Transferor Transferee’s actual out-of-pocket expenses incurred in connection with this Agreement and Transferee’s due diligence efforts in connection herewith in an amount not to exceed One Million Five Hundred Thousand Dollars ($1,500,000), or (ii) seek specific performance of, but not damages from, Transferor. If Transferor for any reason shall not file an action for specific performance in any court asserting jurisdiction over this Agreement and Transferee within sixty (60) days from the date scheduled for Closing, then Transferor conclusively shall be deemed to have waived its right of specific performance hereunder. In no event shall Transferor be liable to Transferee for any punitive, speculative or consequential damages.
13. BROKERS.
     Transferee and Transferor each hereby represent, warrant to and agree with each other that it has not had, and shall not have, any dealings with any third party to whom the payment of any broker’s fee, finder’s fee, commission or other similar compensation (“Commission”) shall or may become due or payable in connection with the transactions contemplated hereby other than with Granite Partners, LLC (the “Broker”). Transferor hereby agrees to pay all Commissions due and payable to the Broker in connection with the transaction contemplated hereby pursuant to its separate agreement with the Broker. Transferor shall indemnify, protect, defend and hold Transferee harmless from and against any and all claims, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by Transferee by reason of any breach or inaccuracy of the representation, warranty and agreement of Transferor contained in this Section 13. Transferee shall indemnify, protect, defend and hold Transferor harmless from and against any and all claims, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by Transferor by reason of any breach or inaccuracy of the representation, warranty and agreement of Transferee contained in this Section 13. The provisions of this Section 13 shall survive the Closing or earlier termination of this Agreement.
14. INDEMNIFICATION AND RELEASE.
     14.1 Indemnification.
          14.1.1 By Transferee. Transferee hereby agrees to indemnify, protect, defend and hold Transferor and each present and former director, officer and employee of Transferor harmless from and against any claim, demand, obligation, loss, cost, damage, liability, judgment or expense (including, without limitation, reasonable attorneys’ fees, charges and disbursements) (collectively, “Claims”) arising out of or in connection with (i) the breach of any of Transferee’s representations or warranties set forth herein (subject to the survival limitations set forth in Section 9.6 hereof), (ii) the breach of any of Transferee’s covenants or agreements set forth herein, or (iii) any claim or cause of action brought by a third-party that arises as a result of an action or event that occurred after the Closing and during Transferee’s period of ownership or control of the applicable Property, that relates to the ownership of the Entity Interests, or the ownership, operation or maintenance of the Properties; provided, however, that Transferee’s obligation to indemnify Transferor under clause (i) above shall be subject to the following restrictions, (a) Transferee shall not be obligated to pay any amounts with respect to breaches of representations and warranties until the aggregate obligation of Transferee with respect to such breaches exceeds $250,000, whereupon Transferee shall be liable for all such amounts whether or not they exceed $250,000, and (b) in no event shall the aggregate liability of Transferee to Transferor with respect to breaches of representations and warranties exceed $7,500,000.
          14.1.2 By Transferor. Transferor hereby agrees to indemnify, protect, defend and hold Transferee and each present and former director, officer and employee of Transferee harmless from and against any Claims arising out of or in connection with (i) the breach of any of Transferor’s representations or warranties set forth herein (subject to the survival limitations set forth in Section 8.16 hereof), (ii) the breach of any of Transferor’s covenants or agreements set forth herein, or (iii) any claim or cause of action brought by a third-party that arises as a result of an action or event that occurred prior to the Closing and during Transferor’s period of ownership of the applicable Property, that relates to the ownership of the Entity Interests, or the ownership, operation or maintenance of the Properties; provided, however, that Transferor’s obligation to indemnify Transferee under clause (i) above shall be subject to the following restrictions, (a) Transferor shall not be obligated to pay any amounts with respect to breaches of representations and warranties until the aggregate obligation of Transferor with respect to such breaches exceeds $250,000, whereupon Transferor shall be liable for all such amounts whether or not they exceed $250,000, and (b) in no event shall the aggregate liability of Transferor to Transferee with respect to breaches of representations and warranties hereunder (other than breaches under Section 8.14 hereof for which no cap shall apply) exceed $7,500,000.
          14.1.3 Further Acts. Each party shall do, execute and deliver, or shall cause to be done, executed and delivered, all such further acts and instruments which the other party may reasonably request in order to more fully effectuate the indemnifications provided for in this Agreement.
          14.1.4 Procedures.
               14.1.4.1 In the event that any party hereto reasonably believes that such person has a Claim for damages hereunder for which it will seek indemnity pursuant to this Section 14, such party (the “indemnified party”) shall give written notice thereof (a “Claim Notice”) to the indemnifying party (the “indemnifying party”) within five (5) Business Days after obtaining knowledge thereof, stating the nature and basis of such Claim for indemnification and the amount thereof, in reasonable detail. Failure to provide such Claim Notice within such five (5) Business Day period shall not act as a waiver of the indemnified party’s rights with respect to such Claim for indemnification unless, and only to the extent that, such failure materially adversely affects the indemnifying party’s ability to defend against, reduce or eliminate damages arising out of such Claim.
               14.1.4.2 In the event of any claim, litigation, investigation or proceeding by or with any third party, the indemnified party shall keep the indemnifying party informed and, unless the indemnifying party exercises the right of control set forth in this Section 14.1.4.2, shall use all reasonable efforts to defend such claim, litigation, investigation or proceeding with its own legal counsel and present any defense reasonably suggested by the indemnifying party or its counsel. The indemnifying party shall have the right to participate in such third party claim or litigation by counsel and accountants, at its own expense, and, upon notice to the indemnified party (which must be given by the indemnifying party within thirty (30) days after its receipt of notice from the indemnified party pursuant to Section 14.1.4.1 hereof), to assume and control, at its own expense, the defense or prosecution thereof, as the case may be, with counsel approved by the indemnified party (which approval shall not be unreasonably withheld or delayed), unless (A) the assumption or control of such defense or prosecution by the indemnified party has been authorized in writing by the indemnifying party, (B) the indemnified party has reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party (in which case the indemnifying party will not have the right to direct, assume or control the defense or prosecution of such action on behalf of the indemnified party) or (C) the indemnifying party has not in fact employed counsel to assume the defense or prosecution of such action promptly after receiving notice of the commencement thereof, in each of which cases the reasonable fees and expenses of counsel will be paid by the indemnifying party, and the indemnified party shall assume and control the defense or prosecution of such action, and the indemnifying party shall reimburse or pay such fees and expenses as they are incurred. If the indemnifying party assumes such defense or prosecution in accordance with this Section 14.1.4.2, it shall have no liability for any legal or other expenses subsequently incurred by the indemnified party in connection with such claim, litigation, investigation or proceeding (other than the reasonable out-of-pocket costs and attorneys’ fees of investigation and cooperation with the indemnifying party that may be requested by the indemnifying party in such defense or prosecution and as contemplated in Section 14.1.4.3 hereof) but the indemnifying party shall thereafter indemnify and hold the indemnified party and its affiliates harmless from and against all damages with respect to such claim, litigation, investigation or proceeding in accordance with the terms of this Agreement.
               14.1.4.3 The indemnified party shall have the right to participate, and cooperate, in the defense of a Claim for which the indemnifying party has assumed control pursuant to Section 14.1.4.2 hereof and may retain separate co-counsel at its sole cost and expense (except that the indemnifying party shall be responsible for the fees and expenses of the separate co-counsel to the extent the indemnified party concludes reasonably that the counsel the indemnifying party has selected has a conflict of interest).
               14.1.4.4 The indemnified party shall not make, or offer to make, any settlement of any claim, litigation, investigation or proceeding which might give rise to a right of indemnification from the indemnifying party without the consent of such indemnifying party, which consent shall not be unreasonably withheld or delayed; provided that the indemnified party may do so without such consent if it elects to waive its right of indemnification with respect to the amount of such settlement in connection with such claim, litigation, investigation or proceeding or the indemnifying party refuses to acknowledge liability for indemnification under this Agreement and/or fails to or declines to defend the indemnified party in such claim, litigation or proceeding. The indemnifying party shall not consent to the entry of any judgment with respect to the matter, or enter into any settlement, which does not include a provision whereby the plaintiff or claimant in the matter releases the indemnified party from all liability with respect thereto, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed.
     14.2 Release. Effective as of the Closing, Transferor hereby releases and forever discharges each of the Property Owning Entities and their past and present agents, representatives, employees, officers, directors, affiliates, members, controlling persons, subsidiaries, successors and assigns other than Transferee and those persons that are affiliates of Transferee (collectively, the “Released Parties”) from any and all Claims which Transferor (or its heirs, executors, administrators, successors and assigns) now has, has ever had or may hereafter have against the respective Released Parties arising contemporaneously with or prior to the Closing or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing.
15. CONFIDENTIALITY.
     15.1 Transferee. Transferee agrees (on behalf of itself and its constituent members) that until the Closing, except as otherwise provided herein or required by law, rule or regulation (including those required by the United States Securities and Exchange Commission or Australian securities laws), and except for the exercise by Transferee of any remedy hereunder, Transferee shall (a) keep confidential the pendency of this transaction and the documents and information supplied by Transferor to Transferee, (b) disclose such information only to Transferee’s agents, employees, contractors, consultants, advisors, investment bankers, investors, partners or attorneys, as well as lenders (if any) and title company personnel, on a need to know basis in connection with Transferee’s review and consideration of the Properties, provided that Transferee shall inform all persons receiving such information from Transferee of the confidentiality requirement and (to the extent within Transferee’s control) cause such confidence to be maintained, and (c) obtain the consent of Transferor, which consent shall not be unreasonably withheld, prior to making any news releases or similar announcements. Disclosure of information by Transferee shall not be prohibited if that disclosure is of information that is or becomes a matter of public record or public knowledge as a result of the Closing of this transaction or from sources other than Transferee or its agents, employees, contractors, consultants or attorneys.
     15.2 Transferor. Transferor agrees (on behalf of itself and its constituent partners) that until the Closing, except as otherwise provided herein or required by law, rule or regulation (including those required by the United States Securities and Exchange Commission or Australian securities laws) and except for the exercise by Transferor of any remedy hereunder, Transferor shall (a) keep confidential the pendency of this transaction with Transferee and the identity of Transferee (and its members) and the relationship between Transferee and any entity to which Transferee may assign this Agreement or any portion hereof or which Transferee designates as a party to whom Transferor shall convey any portion of the Properties at the Closing, (b) disclose such information only to Transferor’s agents, employees, contractors, consultants, advisors, investment bankers, investors, partners or attorneys, as well as lenders (if any) and title company personnel, on a need to know basis in connection with effecting the transactions contemplated by this Agreement, provided that Transferor shall inform all such persons receiving such confidential information from Transferor of the confidentiality requirement and (to the extent within Transferor’s control) cause such confidence to be maintained, and (c) obtain the consent of Transferee, which consent shall not be unreasonably withheld, prior to making any news releases or similar announcements. Disclosure of information by Transferor shall not be prohibited if that disclosure is of information that is or becomes a matter of public record or public knowledge as a result of the Closing of this transaction or from sources other than Transferor or any of its agents, employees, contractors, consultants or attorneys.
     16. MISCELLANEOUS PROVISIONS.
     16.1 Governing Law. This Agreement (and the legal relations between the parties hereto) shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of law.
     16.2 Entire Agreement. This Agreement, including the exhibits and schedules attached hereto, constitutes the entire agreement between Transferee and Transferor pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to any party by any other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.
     16.3 Modification; Waiver. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.
     16.4 Notices. All notices, consents, requests, reports, demands or other communications hereunder (collectively, “Notices”) shall be in writing and may be given personally, by registered or certified mail, by telecopy, by PDF or email, or by Federal Express (or other reputable overnight delivery service) as follows:

To Transferee:	Marelda Retail Development LLC
c/o Babcock & Brown LP
885 Second Avenue
New York, New York 10017
Attention: Mr. Cliff Losh and Tom Maira, Esq.
Telephone: (212) 415-0226
Telecopy: (212) 935-8949
Email: cliffl@babcockbrown.com and tom.maira@babcockbrown.com

With A Copy To:	Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
Attention: Meryl K. Chae, Esq.
Telephone: (213) 687-5035
Telecopy: (213) 621-5035
Email: mchae@skadden.com

To Transferor:	Colonial Realty Limited Partnership
c/o Colonial Properties Trust
2101 6th Avenue North, Suite 750
Birmingham, Alabama 35202-1687
Attention: John L. Moss
Telephone: (205) 250-8761
Telecopy: (205) 986-6961
Email: jmoss@colonialprop.com

With A Copy To:	Hogan & Hartson LLP
555 Thirteenth Street, NW
Washington, DC 20004
Attention: Bruce Gilchrist, Esq.
Telephone: (202) 637-5686
Telecopy: (202) 637-5910
Email: bwgilchrist@hhlaw.com

To Escrow	Fidelity National Title Insurance Company
National Title Services
1900 West Loop South, Suite 650
Houston, Texas 77027
Attention: Ms. Lolly Avant
Telephone: 800/879-1677
Telecopy: 713/623-4406
Email: lavant@fnf.com
or to such other address or such other person as the addressee party shall have last designated by notice to the other parties. All Notices shall be deemed to have been given when received. All Notices given by telecopy, PDF or email shall be followed by the delivery of a hard copy of such Notice, provided that such Notice shall be deemed to have been given when received by telecopy, PDF or email, as the case may be.
     16.5 Expenses. Subject to the provision for payment of Closing Costs in accordance with the terms of Section 7.6 hereof and any other provision of this Agreement, whether or not the transactions contemplated by this Agreement shall be consummated, all fees and expenses incurred by any party hereto in connection with this Agreement shall be borne by such party.
     16.6 Assignment.
          16.6.1 Transferor’s Right to Assign. Subject to Section 16.6.2, Transferor shall not have the right, power or authority to assign any portion of this Agreement or its rights hereunder or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily or by operation of law, without Transferee’s prior written consent.

          16.6.2 1031 Exchange. Notwithstanding any other provision of this Agreement, Transferor will assign its interest in this Agreement (in whole, but not in part) to an exchange facilitator, qualified intermediary, exchange accommodation titleholder or similar entity for the purpose of completing a like-kind exchange of any or all of the Properties transferred (as a result of the transfer of the Property Owning Entities) to Transferee pursuant to this Agreement at the Closing in a 1031 Exchange (provided that the Closing shall not be delayed or affected by reason of the 1031 Exchange). Transferee shall fully cooperate (at no expense and liability to it, except to the extent such expense is reimbursed by Transferor) in effecting the 1031 Exchange, and, to the extent relevant, shall take no action or position inconsistent with the treatment of such transactions as a 1031 Exchange.
          16.6.3 Transferee’s Right to Assign. Transferee shall not have the right, power or authority to assign any portion of this Agreement or its rights hereunder or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily or by operation of law, without Transferor’s prior written consent. Notwithstanding the foregoing, Transferee shall have the right, power and authority to assign all or any portion of this Agreement or its rights hereunder or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily or by operation of law, without Transferor’s consent, to one or more affiliates of Transferee, and shall also have the right, power and authority to designate one or more affiliates to take title to any or all of the Entity Interests; provided, however, that no such assignment or delegation shall relieve Transferee of its obligations or liabilities under this Agreement.
     16.7 Severability. Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.
     16.8 Successors and Assigns; Third Parties. Subject to and without waiver of the provisions of Section 16.6 hereof, all of the rights, duties, benefits, liabilities and obligations of the parties shall inure to the benefit of, and be binding upon, their respective successors and assigns. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.
     16.9 Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.
     16.10 Headings. The Section headings of this Agreement are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

     16.11 Time of Essence. Time shall be of the essence with respect to all matters contemplated by this Agreement.
     16.12 Further Assurances. In addition to the actions recited herein and contemplated to be performed, executed, and/or delivered by Transferor and Transferee, Transferor and Transferee agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered at or after the Closing any and all such further acts, instruments, deeds and assurances as may be reasonably required to consummate the transactions contemplated hereby.
     16.13 Number and Gender. Whenever the singular number is used, and when required by the context, the same includes the plural, and the masculine gender includes the feminine and neuter genders.
     16.14 Construction. This Agreement shall not be construed more strictly against one party hereto than against any other party hereto merely by virtue of the fact that it may have been prepared by counsel for one of the parties.
     16.15 Post-Closing Access to Records. Upon receipt by Transferor of Transferee’s reasonable written request at anytime and from time to time within a period of three (3) years after the Closing, Transferor shall, at Transferor’s principal place of business, during Transferor’s normal business hours, make all of Transferor’s records relating to the Properties available to Transferee for inspection and copying (at Transferee’s sole cost and expense).
     16.16 Exhibits and Schedules. Notwithstanding anything to the contrary contained herein, the parties hereto hereby acknowledge and agree that (a) as of the Execution Date, none of the exhibits or schedules referenced herein will, in fact, be attached hereto (other than Exhibit “K”, acknowledging that the Exhibit B to be attached to such Exhibit “K” is also not yet attached thereto or hereto), (b) the parties shall work together in good faith to prepare and mutually approve, on or before October 3, 2005, all of the exhibits and schedules referenced herein and not attached hereto (and Exhibit B to be attached to such Exhibit “K”) as of the Execution Date, (c) upon such approval, counsel for each of the parties shall confirm the form and substance of each such approved exhibit and schedule by email to each other (each copying Escrow Agent and attaching copies of such approved exhibits and schedules to such emails), and (d) upon such exchange of emails, such approved exhibits and schedules shall be deemed to be attached to this Agreement (and/or such Exhibit “K”) automatically, effective as of the Execution Date (without the need for any further documentation). All exhibits and schedules attached hereto or to such Exhibit “K” (or deemed to be attached hereto or to such Exhibit “K” pursuant to the terms of this Section 16.16) are hereby incorporated by reference as though set out in full herein.
     16.17 Attorneys’ Fees. In the event that any party hereto brings an action or proceeding against any other party to enforce or interpret any of the covenants, conditions, agreements or provisions of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover all reasonable costs and expenses of such action or proceeding, including, without limitation, attorneys’ fees, charges, disbursements and the fees and costs of expert witnesses.
     16.18 Business Days. As used herein, the term “Business Day” shall mean a day that is not a Saturday, Sunday or legal holiday. In the event that the date for the performance of any covenant or obligation under this Agreement shall fall on a Saturday, Sunday or legal holiday, the date for performance thereof shall be extended to the next Business Day.
     16.19 Dispute Resolution. Any controversy, dispute, or claim of any nature arising out of, in connection with, or in relation to the interpretation, performance, enforcement or breach of this Agreement (and any closing document executed in connection herewith), including any claim based on contract, tort or statute, shall be resolved at the written request of any party to this Agreement by binding arbitration. The arbitration shall be administered in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. Any matter to be settled by arbitration shall be submitted to the American Arbitration Association in the state in which the applicable Property is located or if such matter is not attributable to a particular Property or involves multiple Properties, then to the American Arbitration Association in the State of Delaware. The parties shall attempt to designate one arbitrator from the American Arbitration Association. If they are unable to do so within thirty (30) days after written demand therefor, then the American Arbitration Association shall designate an arbitrator. The arbitration shall be final and binding, and enforceable in any court of competent jurisdiction. The arbitrator shall award attorneys’ fees (including those of in-house counsel) and costs to the substantially prevailing party and charge the cost of arbitration to the party which is not the substantially prevailing party. Notwithstanding anything to the contrary contained herein, this Section 16.19 shall not prevent Transferee or Transferor from seeking and obtaining equitable relief on a temporary or permanent basis, including, without limitation, a temporary restraining order, a preliminary or permanent injunction or similar equitable relief, from a court of competent jurisdiction located in the state in which the applicable Property is located (to which all parties hereto consent to venue and jurisdiction) by instituting a legal action or other court proceeding in order to protect or enforce the rights of such party under this Agreement or to prevent irreparable harm and injury. The court’s jurisdiction over any such equitable matter, however, shall be expressly limited only to the temporary, preliminary, or permanent equitable relief sought; all other claims initiated under this Agreement between the parties hereto shall be determined through final and binding arbitration in accordance with the terms of this Section 16.19.
     16.20 Counsel. In representing Transferee in connection with this Agreement, Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) is not, and shall not be deemed to, represent Transferor or any of its affiliates (individually and collectively, the “Colonial Affiliates”), regardless of the fact that any such Colonial Affiliate may hold an interest, directly or indirectly, in Transferee. Specifically, no attorney/client relationship exists or will exist between Skadden, on one hand, and any of the Colonial Affiliates, on the other hand, and Skadden shall have no duties to any of the

Colonial Affiliates. By executing this Agreement, Transferor (on behalf of itself and the other Colonial Affiliates) acknowledges and agrees that Skadden did not undertake any duties to any of the Colonial Affiliates and that they will not seek to disqualify Skadden from any matter related to Transferee, Transferee’s operating agreement or any documents executed in connection therewith or herewith, on the ground that Skadden undertook duties to any of the Colonial Affiliates in connection with this Agreement.
     16.21 Guaranty of Certain Obligations. Babcock & Brown LP hereby guarantees to Transferor Transferee’s obligations (in the event of a termination of this Agreement) to (a) pay the Liquidated Amount if and when due under the terms of Section 12.1 of this Agreement and (b) pay any amounts due under any indemnification provisions of this Agreement that expressly survive the termination of this Agreement.
[Remainder of Page Left Blank Intentionally]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TRANSFEREE:

MARELDA RETAIL DEVELOPMENT LLC, a Delaware limited liability company

By:	MARELDA RETAIL HOLDINGS LLC,
a Delaware limited liability company,
its managing member

	By:	BABCOCK & BROWN LP,
a Delaware limited partnership,
its sole member

		By:	BABCOCK & BROWN GP LLC,
a Delaware limited liability company,
its general partner

			By:	/s/ Clifford Losh

Name: Clifford Losh
Title: Vice President
[Signatures Continued On Next Page]

TRANSFEROR:

COLONIAL REALTY LIMITED PARTNERSHIP, a Delaware limited partnership

By:	COLONIAL PROPERTIES TRUST,
an Alabama real estate investment trust,
its general partner

	By:	/s/ John Moss

John Moss
Senior Vice President
[Signatures Continued On Next Page]

GUARANTOR:

The undersigned is signing below solely for the purpose of agreeing to the terms of Section 16.21 of this Agreement.

BABCOCK & BROWN LP, a Delaware limited partnership

By:	BABCOCK & BROWN GP LLC,
a Delaware limited liability company,
its general partner

	By:	/s/ Clifford Losh

Name: Clifford Losh
Title: Vice President
[Signatures Continued On Next Page]

ESCROW AGENT:
The undersigned Escrow Agent hereby accepts the foregoing Acquisition and Contribution Agreement and Joint Escrow Instructions and agrees to act as Escrow Agent under this Agreement in strict accordance with its terms.
FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:	/s/ Lolly Avant

Name: Lolly Avant
Title: Vice President, Manager

     The following is a list of Schedules and Exhibits to the Acquistion and Contribution Agreement and Joint Escrow Instructions that have been intentionally omitted. CRLP agrees to furnish supplementally a copy of any omitted Schedule or Exhibit upon request of the Securities and Exchange Commission.
LIST OF EXHIBITS AND SCHEDULES

SCHEDULE 4.4(B)	LIST OF ANCHOR TENANTS
SCHEDULE 8.7.2	LIST OF ENVIRONMENTAL REPORTS
SCHEDULE 8.18	LIST OF REAS
SCHEDULE 8.4	LIST OF LITIGATION PROCEEDINGS

EXHIBIT “A-1”	AUBURN LAND PARCEL
EXHIBIT “A-2”	MYRTLE BEACH LAND PARCEL
EXHIBIT “A-3”	AUBURN LEASEHOLD
EXHIBIT “B”	PROPERTY QUESTIONNAIRE
EXHIBIT “C-1”	ALABAMA DEED
EXHIBIT “C-2”	SOUTH CAROLINA DEED
EXHIBIT “C-3”	ASSIGNMENT OF GROUND LEASE (ALABAMA)
EXHIBIT “D”	OPERATING AGREEMENT
EXHIBIT “E-1”	GROUND LEASE ESTOPPEL CERTIFICATE
EXHIBIT “E-2”	ANCHOR ESTOPPEL CERTIFICATE
EXHIBIT “E-3”	TENANT ESTOPPEL CERTIFICATE
EXHIBIT “E-4”	REA ESTOPPEL CERTIFICATE
EXHIBIT “F”	ASSIGNMENT OF LEASES
EXHIBIT “G”	BILL OF SALE
EXHIBIT “H”	NON-FOREIGN AFFIDAVIT
EXHIBIT “I”	ASSIGNMENT OF ENTITY INTERESTS
EXHIBIT “J”	ASSIGNMENT OF REA
EXHIBIT “K”	PROPERTY MANAGEMENT AGREEMENT
EXHIBIT “L”	LEASE SCHEDULE
EXHIBIT “M”	CONTRACTS SCHEDULE
EXHIBIT “N”	CAPITAL PROJECTS
EXHIBIT “O”	TENANT ALLOWANCES AND LEASE COMMISSIONS
EXHIBIT “P”	LLC AGREEMENT

AMENDMENTS
October 3, 2005
Marelda Retail Development LLC
c/o Babcock & Brown LP
885 Second Avenue
New York, New York 10017
Attention: Cliff Losh and Tom Maira
With a copy to :
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
Attention: Meryl K. Chae

Re:	Extension of deadline for attaching schedules and exhibits under the Acquisition and Contribution Agreements
          Reference is hereby made to that certain (i) Acquisition and Contribution Agreement and Joint Escrow Instructions, dated September 16, 2005, by and between Marelda Retail Development LLC and Colonial Realty Limited Partnership, regarding the properties known as the Bel Air Project, the Greenville Project, Brunswick Project and the Valdosta Project (the “Contribution Agreement (Four Properties)”) and (ii) Acquisition and Contribution Agreement and Joint Escrow Instructions, dated September 16, 2005, by and between Marelda Retail Development LLC and Colonial Realty Limited Partnership, regarding the properties known as the Auburn Project and the Myrtle Beach Project (together with the Contribution Agreement (Four Properties), the “Contribution Agreements”). By execution of this letter agreement, each of the parties hereby agrees to amend Section 16.16 of each of the Contribution Agreements to extend the date by which the parties must prepare and mutually approve exhibits and schedules to be attached to such Contribution Agreements from October 3, 2005 to (i) October 31, 2005 with respect to Exhibit “N” and Exhibit “O” and (ii) October 13, 2005 with respect to all other schedules and exhibits referenced therein. Except as amended by the previous sentence, each of the Contribution Agreements shall otherwise remain in full force and effect in the original forms agreed to by the parties.

Marelda Retail Development LLC
October 3, 2005

     Please signify your acceptance of and your agreement to be bound by the terms hereof by executing one copy of this letter agreement and returning it to us. This letter agreement may be executed in counterparts and shall be governed by Delaware law. Copies of original signatures sent by facsimile transmission shall be binding as evidence of such acceptance and agreement.

Very truly yours,

COLONIAL REALTY LIMITED PARTNERSHIP, a Delaware limited partnership

By:	COLONIAL PROPERTIES TRUST, an Alabama real estate investment trust, its general partner

	By:	/s/ John Moss

John Moss Senior Vice President

Agreed and Accepted as of October 3, 2005:

MARELDA RETAIL DEVELOPMENT LLC, a Delaware limited liability company

By:	MARELDA RETAIL HOLDINGS LLC, a Delaware limited liability company its managing member

	By:	BABCOCK & BROWN LP, a Delaware limited partnership, its sole member

		By:	BABCOCK & BROWN GP LLC, a Delaware limited liability company, its general partner

			By:	/s/ Clifford Losh

Clifford Losh Vice President

October 13, 2005
Marelda Retail Development LLC
c/o Babcock & Brown LP
885 Second Avenue
New York, New York 10017
Attention: Cliff Losh and Tom Maira
With a copy to :
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
Attention: Meryl K. Chae

Re:	Extension of deadline for attaching schedules and exhibits under the Acquisition and Contribution Agreements
          Reference is hereby made to that certain (i) Acquisition and Contribution Agreement and Joint Escrow Instructions, dated September 16, 2005, by and between Marelda Retail Development LLC and Colonial Realty Limited Partnership, regarding the properties known as the Bel Air Project, the Greenville Project, Brunswick Project and the Valdosta Project (the “Contribution Agreement (Four Properties)”) and (ii) Acquisition and Contribution Agreement and Joint Escrow Instructions, dated September 16, 2005, by and between Marelda Retail Development LLC and Colonial Realty Limited Partnership, regarding the properties known as the Auburn Project and the Myrtle Beach Project (together with the Contribution Agreement (Four Properties), the “Contribution Agreements”), each as amended by that certain Letter Agreement dated October 3, 2005 by and among Colonial Realty Limited Partnership and Marelda Retail Development LLC regarding the extension of the deadline for attaching schedules and exhibits under the Contribution Agreements. By execution of this letter agreement, each of the parties hereby agrees to amend Section 16.16 (as amended) of each of the Contribution Agreements to extend the date by which the parties must prepare and mutually approve exhibits and schedules to be attached to such Contribution Agreements from October 13, 2005 to (i) October 31, 2005 with respect to Exhibit “N” and Exhibit “O” and (ii) October 21, 2005 with respect to all other schedules and exhibits referenced therein. Except as amended by the previous sentence, each of the Contribution Agreements shall otherwise remain in full force and effect in the original forms agreed to by the parties.
          Please signify your acceptance of and your agreement to be bound by the terms hereof by executing one copy of this letter agreement and returning it to us. This letter agreement may be executed in counterparts and shall be governed by Delaware law. Copies of original signatures sent by facsimile transmission shall be binding as evidence of such acceptance and agreement.

Very truly yours, COLONIAL REALTY LIMITED PARTNERSHIP, a Delaware limited partnership

By:	COLONIAL PROPERTIES TRUST, an Alabama real estate investment trust, its general partner

	By:	/s/ John Moss

John Moss Senior Vice President

Marelda Retail Development LLC
October 13, 2005

Agreed and Accepted as of October 3, 2005:

MARELDA RETAIL DEVELOPMENT LLC, a Delaware limited liability company

By:	MARELDA RETAIL HOLDINGS LLC, a Delaware limited liability company its managing member

	By:	BABCOCK & BROWN LP, a Delaware limited partnership, its sole member

		By:	BABCOCK & BROWN GP LLC, a Delaware limited liability company, its general partner

			By:	/s/ Clifford Losh

Clifford Losh Vice President

MARELDA RETAIL DEVELOPMENT LLC
c/o Babcock & Brown LP
885 Second Avenue, 49th Floor
New York, New York 10017

October 28, 2005
VIA EMAIL AND OVERNIGHT DELIVERY
Colonial Realty Limited Partnership
c/o Colonial Properties Trust
2101 6th Avenue North, Suite 750
Birmingham, Alabama 35202-1687
Attention: Mr. John L. Moss
Telephone: (205) 250-8761
Email: jmoss@colonialprop.com

Re:	Modifications to Acquisition Agreements
Dear John:
     Please refer to the following Agreements (collectively, as amended, the “Acquisition Agreements”): (i) that certain Acquisition and Contribution Agreement and Joint Escrow Instructions, dated as of September 16, 2005, between Marelda Retail Development LLC, a Delaware limited liability company (“Transferee”), and Colonial Realty Limited Partnership, a Delaware limited partnership (“Transferor”), relating to the properties commonly known as “Colonial Mall Bel Air,” “Colonial Mall Greenville,” “Colonial Mall Glynn Place,” and “Colonial Mall Valdosta” (the “Contribution Agreement”); and (ii) that certain Acquisition and Contribution Agreement and Joint Escrow Instructions, dated as of September 16, 2005, between Transferee and Transferor, relating to the properties commonly known as “Colonial University Village” and “Colonial Mall Myrtle Beach.” All capitalized terms used and not otherwise defined herein shall have the meanings set forth for the same in the Acquisition Agreements.
     The purpose of this letter (“Letter”) is to reflect the agreement between Transferee and Transferor, with respect to certain modifications to the Acquisition Agreements. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Transferee and Transferor hereby agree as follows:

Marelda Retail Development LLC
October 28, 2005

1. AMENDMENTS.
     A. Estoppels. Notwithstanding anything to the contrary contained in the Acquisition Agreements, Transferee and Transferor hereby acknowledge and agree that: (i) in order to qualify as an acceptable Estoppel Certificate and count towards the number of required Estoppel Certificates under Section 4.4 of the Acquisition Agreements, such Estoppel Certificate must (a) not identify any material default by any party and (b) not contain any information that conflicts in any material respect with the information set forth on the Lease Schedule or any other written report or written schedule delivered to Transferee by or on behalf of Transferor; and (ii) in order to qualify as an acceptable Tenant Estoppel (or Clean Estoppel Certificate) satisfying the requirements of Sections 4.4.1 and 4.4.2 of the Acquisition Agreements resulting in the nullification of a prior Transferor’s Estoppel, such Tenant Estoppel (or Clean Estoppel Certificate) must not be inconsistent in any material respects with the Transferor’s Estoppel that it replaces.
     B. Additional Closing Conditions.
          (i) Transferee and Transferor hereby agree that each of the Acquisition Agreements is hereby amended to add the following new Section 6.1.15 thereto:
               “6.1.15 Termination of Existing Property Management Agreements. On or before the Closing, Transferor shall deliver to Transferee reasonably satisfactory evidence of its termination of any and all existing property management or other similar agreements relating to any of the Properties (so that upon Closing, the only such agreements that will exist with respect to the Properties will be the Property Management Agreements).”
          (ii) Transferee and Transferor hereby further agree that the Contribution Agreement is hereby amended to add the following new Sections 6.1.16 and 6.3.5 thereto:
               “6.1.16 Valdosta Development Agreement. On or before the Closing, Transferor shall have caused to be executed and delivered a development agreement for certain development at the Valdosta Project, in the form of Exhibit “Q” attached hereto (the “Valdosta Development Agreement”).”
               “6.3.5 Valdosta Development Agreement. On or before the Closing, Transferee shall have caused to be executed and delivered the Valdosta Development Agreement.”

Marelda Retail Development LLC
October 28, 2005

     C. Amendments to Contracts and Leases. Transferee and Transferor hereby acknowledge and agree that (i) the terms of Section 10.7 of the Acquisition Agreements shall apply to any amendment to any contract referenced therein, and (ii) the terms of Section 10.8 of the Acquisition Agreements shall apply to any amendment to any lease referenced therein.
     D. Self-Insured Casualty. Transferee and Transferor hereby agree that the Acquisition Agreements are hereby amended by deleting the phrase “equal to the deductible amount” set forth in the 16th line of Section 11.2 thereof, in its entirety, and replacing it with the following phrase: “equal to the sum of any deductible amount and any self-insured amount”.
     E. Scrivener’s Error. Transferee and Transferor hereby acknowledge and agree that the second to last sentence of Section 12.2 of the Acquisition Agreements contained scrivener’s errors and, accordingly, the Acquisition Agreements are hereby amended to delete such sentence, in its entirety, and replace it with the following sentence: “If Transferee for any reason shall not file an action for specific performance in any court asserting jurisdiction over this Agreement (and deliver a copy of such filing to Transferor) within sixty (60) days from the date scheduled for Closing, then Transferee conclusively shall be deemed to have waived its right of specific performance hereunder.”
     F. Confidentiality. Transferee and Transferor hereby agree that each of the Acquisition Agreements is hereby amended to add the following new Section 15.3 thereto:
               “15.3 Exception. Notwithstanding anything to the contrary contained herein (including, without limitation, the terms of Sections 15.1 and 15.2 hereof), the legal obligations of confidentiality of the parties hereunder do not extend to the United States federal or state tax structure or the United States federal or state tax treatment of the transactions contemplated by this Agreement. If any United States federal or state tax analyses or materials are provided to any party, such party is free to disclose any such analyses or materials without limitation.”
     G. Notices. Transferee and Transferor hereby agree that the Acquisition Agreements are hereby amended by deleting the addresses for Notices to Transferee set forth in Section 16.4 thereof, in their entirety, and replacing them with the following addresses:

Marelda Retail Development LLC
October 28, 2005

“To Transferee:	Marelda Retail Development LLC
c/o Babcock & Brown LP
885 Second Avenue, 49th Floor
New York, New York 10017
Attention: Mr. Cliff Losh and Thomas G. Maira, Esq.
Telephone: (212) 415-0226 and (212) 415-0250
Telecopy: (212) 935-8949
Email: cliffl@babcockbrown.com and
thomas.maira@babcockbrown.com

With A Copy To:	Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
Attention: Meryl K. Chae, Esq. and Albert W. Stemp, Esq.
Telephone: (213) 687-5035 and (213) 687-5382
Telecopy: (213) 621-5035 and (213) 621-5382
Email: mchae@skadden.com and astemp@skadden.com.”
     H. Exhibits and Schedules. Notwithstanding anything to the contrary contained in the Acquisition Agreements (including, without limitation, Section 16.16 thereof), Transferee and Transferor hereby acknowledge and agree that the parties shall complete and mutually agree upon the final form of each of the Schedules and Exhibits attached thereto (in accordance with the terms thereof) on or before November 4, 2005; provided, however, that notwithstanding the foregoing, Transferee and Transferor further acknowledge and agree that Exhibits “D”, “K”, “P” and (if applicable) “Q” attached to the Acquisition Agreements (in accordance with the terms thereof) will remain subject to the approval of Transferee’s mortgage lender (and Transferee and Transferor hereby acknowledge and agree to make any changes to such Exhibits as may be reasonably required by Transferee’s mortgage lender: provided that neither Transferee nor Transferor shall be required to consent to any such change that would (a) modify or amend any economic term of the applicable Exhibit or (b) increase the liability or decrease the rights of Transferee or Transferor, as the case may be, under the applicable Exhibit other than to a de minimis extent).
     I. Property Management Agreement. Transferee and Transferor hereby acknowledge and agree that the form of Property Management and Leasing Agreement attached to the Acquisition Agreements as Exhibit “K” is hereby deleted and replaced in its entirety with the form attached as Exhibit A hereto.

Marelda Retail Development LLC
October 28, 2005

     J. Due Diligence Termination Date. Transferee and Transferor hereby acknowledge and agree that the Due Diligence Termination Date is hereby extended as follows: (i) until November 4, 2005 for all purposes under the Acquisition Agreements; (ii) until November 7, 2005, provided that such extension is being granted to Transferee for the limited purpose of reviewing and approving the information disclosed in the Property Questionnaires received on October 27, 2005; and (iii) until November 30, 2005, provided that such extension is being granted to Transferee for the limited purpose of reviewing the information disclosed in the previously ordered but not yet received Phase II Environmental Reports.
2. MISCELLANEOUS.
          Except as otherwise expressly provided herein, the Acquisition Agreements remain in full force and effect, unamended, and all of the terms and provisions of the Acquisition Agreements, as herein modified, are hereby ratified and reaffirmed by both Transferee and Transferor. This Letter may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. This Letter shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles. Additionally, for purposes of facilitating the execution of this Letter, a facsimile or PDF signature shall be deemed to be an original signature and a telecopy or email delivery (i.e., the transmission by any party of its signature on an original or any copy of this Letter via fax machine or email) shall be deemed to be the delivery of such party’s original signature.
          Assuming that this Letter accurately reflects the agreement of Transferee and Transferor, please execute a copy of this Letter on behalf of Transferor where indicated below and return a telecopy or PDF copy of it as soon as possible to Meryl K. Chae (at telecopy number 213/621-5035 or email address mchae@skadden.com), with the original to follow by Federal Express to:
Meryl K. Chae
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, 34th Floor
Los Angeles, California 90071
Telephone: (213) 687-5035

Marelda Retail Development LLC
October 28, 2005

If you have any questions, please feel free to call Meryl K. Chae at (213) 687-5035.

Very truly yours,

MARELDA RETAIL DEVELOPMENT LLC, a Delaware limited liability company

By:	MARELDA RETAIL HOLDINGS LLC, a Delaware limited liability company, its managing member

	By:	BABCOCK & BROWN LP, a Delaware limited partnership, its sole member

		By:	BABCOCK & BROWN GP LLC, a Delaware limited liability company, its general partner

			By:	/s/ Clifford Losh

Clifford Losh Vice President

Marelda Retail Development LLC
October 28, 2005

ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:

COLONIAL REALTY LIMITED PARTNERSHIP, a Delaware limited partnership

By:	COLONIAL PROPERTIES TRUST, an Alabama real estate investment trust, its general partner

	By:	/s/ John Moss

John Moss Senior Vice President

Marelda Retail Development LLC
October 28, 2005

     cc (via email and overnight delivery):
Bruce Gilchrist, Esq.
Hogan & Hartson LLP
555 Thirteenth Street, NW
Washington, DC 20004
Telephone: (202) 637-5686
Email: bwgilchrist@hhlaw.com
Meryl K. Chae, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
Telephone: (213) 687-5035
Email: mchae@skadden.com
Ms. Lolly Avant
Fidelity National Title Insurance Company
National Title Services
1900 West Loop South, Suite 650
Houston, Texas 77027
Telephone: 800/879-1677
Email: lavant@fnf.com

Marelda Retail Development LLC
October 28, 2005

EXHIBIT A
PROPERTY MANAGEMENT AND LEASING AGREEMENT
(To be furnished supplementally to the Securities and Exchange Commission upon request)

November 4, 2005
Marelda Retail Development LLC
c/o Babcock & Brown LP
885 Second Avenue
New York, New York 10017
Attention: Cliff Losh and Tom Maira
With a copy to :
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
Attention: Meryl K. Chae

Re:	Extension of deadline for attaching schedules and exhibits under the Acquisition and Contribution Agreements and Due Diligence Termination Date
          Reference is hereby made to that certain (i) Acquisition and Contribution Agreement and Joint Escrow Instructions, dated September 16, 2005, by and between Marelda Retail Development LLC and Colonial Realty Limited Partnership, regarding the properties known as the Bel Air Project, the Greenville Project, Brunswick Project and the Valdosta Project (the “Contribution Agreement (Four Properties)”) and (ii) Acquisition and Contribution Agreement and Joint Escrow Instructions, dated September 16, 2005, by and between Marelda Retail Development LLC and Colonial Realty Limited Partnership, regarding the properties known as the Auburn Project and the Myrtle Beach Project (together with the Contribution Agreement (Four Properties), the “Contribution Agreements”), each as amended by (x) those certain Letter Agreements dated October 3, 2005 and October 13, 2005, respectively, by and among Colonial Realty Limited Partnership and Marelda Retail Development LLC regarding the extension of the deadline for attaching schedules and exhibits under the Contribution Agreements and (y) that certain Letter Agreement dated October 28, 2005 by and among Colonial Realty Limited Partnership and Marelda Retail Development LLC regarding, among other things, the extension of the deadline for attaching schedules and exhibits under the Contribution Agreements and extending the Due Diligence Termination Date (as defined in the Contribution Agreements). By execution of this letter agreement, each of the parties hereby agrees to amend Section 16.16 (as amended) of each of the Contribution Agreements to extend the date by which the parties must prepare and mutually approve all exhibits and schedules to be attached to such Contribution Agreements to November 15, 2005. Each of the parties hereby also agrees to extend the Due Diligence Termination Date as follows: until November 15 for all purposes under the Acquisition Agreements, except for the limited purpose of reviewing information disclosed in the previously order but not yet received Phase II Environmental Reports, the Due Diligence Termination Date for which shall remain November 30, 2005. Except as amended by this paragraph, each of the Contribution Agreements shall otherwise remain in full force and effect, as previously amended.

Marelda Retail Development LLC
November 4, 2005

          Please signify your acceptance of and your agreement to be bound by the terms hereof by executing one copy of this letter agreement and returning it to us. This letter agreement may be executed in counterparts and shall be governed by Delaware law. Copies of original signatures sent by facsimile transmission shall be binding as evidence of such acceptance and agreement.

Very truly yours,

COLONIAL REALTY LIMITED PARTNERSHIP, a Delaware limited partnership

By:	COLONIAL PROPERTIES TRUST,
an Alabama real estate investment trust,
its general partner

	By:	/s/ John Moss

John Moss
Senior Vice President

Marelda Retail Development LLC
November 4, 2005

Agreed and Accepted as of November 4, 2005:

MARELDA RETAIL DEVELOPMENT LLC, a Delaware limited liability company

By:	MARELDA RETAIL HOLDINGS LLC,
a Delaware limited liability company
its managing member

	By:	BABCOCK & BROWN LP,
a Delaware limited partnership,
its sole member

		By:	BABCOCK & BROWN GP LLC,
a Delaware limited liability company,
its general partner

			By:	/s/ Clifford Losh

Clifford Losh
Vice President

MARELDA RETAIL DEVELOPMENT LLC
c/o Babcock & Brown LP
885 Second Avenue, 49th Floor
New York, New York 10017

November 15, 2005
VIA EMAIL AND OVERNIGHT DELIVERY
Colonial Realty Limited Partnership
c/o Colonial Properties Trust
2101 6th Avenue North, Suite 750
Birmingham, Alabama 35203-1687
Attention: Mr. John L. Moss
Telephone: (205) 250-8761
Email: jmoss@colonialprop.com
          Re: Waiver of Due Diligence Termination Rights
Dear John:
          Please refer to the following agreements (as amended, the “Acquisition Agreements”): (i) that certain Acquisition and Contribution Agreement and Joint Escrow Instructions, dated as of September 16, 2005, between Marelda Retail Development LLC, a Delaware limited liability company (“Transferee”), and Colonial Realty Limited Partnership, a Delaware limited partnership (“Transferor”), relating to the properties commonly known as “Colonial Mall Bel Air,” “Colonial Mall Greenville,” “Colonial Mall Glynn Place,” and “Colonial Mall Valdosta”; and (ii) that certain Acquisition and Contribution Agreement and Joint Escrow Instructions, dated as of September 16, 2005, between Transferee and Transferor, relating to the properties commonly known as “Colonial University Village” and “Colonial Mall Myrtle Beach. Each of the Acquisition Agreements has been amended by, among other things, that certain Letter Agreement dated October 28, 2005 between Transferor and Transferee (the “3rd Amendment”) and that certain Letter Agreement dated November 4, 2005, between Transferor and Transferee (the “4th Amendment”). All capitalized terms used and not otherwise defined herein shall have the meanings set forth for the same in the Acquisition Agreements.

          Please be advised that Transferee hereby waives its right to terminate the Acquisition Agreements on or before the Due Diligence Termination Date under Section 4.1.4 thereof (as amended by the 3rd Amendment and the 4th Amendment) for all due diligence purposes except for the limited purpose of reviewing the information disclosed in the previously ordered but not yet delivered Phase II Environmental Reports (which right continues, pursuant to the terms of the 3rd Amendment and the 4th Amendment, until November 30, 2005).
          Nothing contained in this Letter shall constitute or be deemed to be a waiver of any other rights of Transferee under the Acquisition Agreements, including, without limitation, any other termination rights of Transferee thereunder.

Very truly yours,

MARELDA RETAIL DEVELOPMENT LLC, a Delaware limited liability company

By:	MARELDA RETAIL HOLDINGS LLC,
a Delaware limited liability company,
its managing member

	By:	BABCOCK & BROWN LP,
a Delaware limited partnership,
its sole member

		By:	BABCOCK & BROWN GP LLC,
a Delaware limited liability company, its general partner

By:
/s/ Clifford Losh

Name: Clifford Losh Title: Vice President

     cc (via email and overnight delivery):
Bruce Gilchrist, Esq.
Hogan & Hartson LLP
555 Thirteenth Street, NW
Washington, DC 20004
Telephone: (202) 637-5686
Email: bwgilchrist@hhlaw.com
Meryl K. Chae, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
Telephone: (213) 687-5035
Email: mchae@skadden.com
Ms. Lolly Avant
Fidelity National Title Insurance Company
National Title Services
1900 West Loop South, Suite 650
Houston, Texas 77027
Telephone: 800/879-1677
Email: lavant@fnf.com

MARELDA RETAIL DEVELOPMENT LLC
c/o Babcock & Brown LP
885 Second Avenue, 49th Floor
New York, New York 10017

November 23, 2005
VIA EMAIL AND OVERNIGHT DELIVERY
Colonial Realty Limited Partnership
c/o Colonial Properties Trust
2101 6th Avenue North, Suite 750
Birmingham, Alabama 35203-1687
Attention: Mr. John L. Moss
Telephone: (205) 250-8761
Email: jmoss@colonialprop.com
          Re: Modifications to Acquisition Agreements
Dear John:
          Please refer to the following Agreements: (i) that certain Acquisition and Contribution Agreement and Joint Escrow Instructions, dated as of September 16, 2005, between Marelda Retail Development LLC, a Delaware limited liability company (“Transferee”), and Colonial Realty Limited Partnership, a Delaware limited partnership (“Transferor”), relating to the properties commonly known as “Colonial Mall Bel Air,” “Colonial Mall Greenville,” “Colonial Mall Glynn Place,” and “Colonial Mall Valdosta” (as amended, the “Purchase Agreement”); and (ii) that certain Acquisition and Contribution Agreement and Joint Escrow Instructions, dated as of September 16, 2005, between Transferee and Transferor, relating to the properties commonly known as “Colonial University Village” and “Colonial Mall Myrtle Beach” (as amended, the “Exchange Agreement” and, together with the Purchase Agreement, the “Acquisition Agreements”); each as amended by (x) those certain Letter Agreements dated October 3, 2005, October 13, 2005 and November 4, 2005, respectively, between Transferor and Transferee regarding the extension of the deadline for attaching schedules and exhibits under the foregoing (i) and (ii); and (y) that certain Letter Agreement dated October 28, 2005 between Transferor and Transferee regarding, among other things, the extension of the deadline for attaching schedules and exhibits and extending the Due Diligence Termination Date under the Acquisition Agreements. All capitalized terms used and not otherwise defined herein shall have the meanings set forth for the same in the Acquisition Agreements.

Colonial Realty Limited Partnership
November 23, 2005

     The purpose of this letter (“Letter”) is to reflect the agreement between Transferee and Transferor, with respect to certain modifications to the Acquisition Agreements. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Transferee and Transferor hereby agree as follows:
1. AMENDMENTS.
     A. Section 10.9 of Purchase Agreement. Transferor and Transferee acknowledge and agree that the Purchase Agreement is hereby amended by deleting Section 10.9 thereof in its entirety and inserting the following in lieu thereof:
          “10.9 Transferor’s Funding of Additional Costs. At Closing, Transferor shall pay to Transferee (by wire transfer of immediately available funds into an account designated by Transferee) an amount equal to $1,398,943.00 (the “Reserve Amount”). Such funds shall be applied to the payment of capital and operating expenses of the Properties as determined by Transferee.”
     B. Section 10.9 of Exchange Agreement. Transferor and Transferee acknowledge and agree that Section 10.9 of the Exchange Agreement is hereby deleted in its entirety.
     C. Schedules “N” and “O”. Transferor and Transferee acknowledge and agree that Exhibit “N” and Exhibit “O” are hereby deleted from the Acquisition Agreements in their entirety.
2. MISCELLANEOUS.
          Except as otherwise expressly provided herein, the Acquisition Agreements remain in full force and effect, unamended, and all of the terms and provisions of the Acquisition Agreements, as herein modified, are hereby ratified and reaffirmed by both Transferee and Transferor. This Letter may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. This Letter shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles. Additionally, for purposes of facilitating the execution of this Letter, a facsimile or PDF signature shall be deemed to be an original signature and a telecopy or email delivery (i.e., the transmission by any party of its signature on an original or any copy of this Letter via fax machine or email) shall be deemed to be the delivery of such party’s original signature.

Colonial Realty Limited Partnership
November 23, 2005

          Assuming that this Letter accurately reflects the agreement of Transferee and Transferor, please execute a copy of this Letter on behalf of Transferor where indicated below and return a telecopy or PDF copy of it as soon as possible to Meryl K. Chae (at telecopy number 213/621-5035 or email address mchae@skadden.com), with the original to follow by Federal Express to:
Meryl K. Chae
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, 34th Floor
Los Angeles, California 90071
Telephone: (213) 687-5035
If you have any questions, please feel free to call Meryl K. Chae at (213) 687-5035.

Very truly yours,

MARELDA RETAIL DEVELOPMENT LLC, a Delaware limited liability company

By:	MARELDA RETAIL HOLDINGS LLC,
a Delaware limited liability company,
its managing member

	By:	BABCOCK & BROWN LP,
a Delaware limited partnership,
its sole member

		By:	BABCOCK & BROWN GP LLC,
a Delaware limited liability company, its general partner
By:
/s/ Clifford Losh

Name: Clifford Losh Title: Vice President

Colonial Realty Limited Partnership
November 23, 2004

ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:

COLONIAL REALTY LIMITED PARTNERSHIP, a Delaware limited partnership

By:	COLONIAL PROPERTIES TRUST,
an Alabama real estate investment trust,
its general partner

	By:	/s/ John Moss

John Moss
Senior Vice President

Colonial Realty Limited Partnership
November 23, 2004

cc (via email and overnight delivery):
Bruce Gilchrist, Esq.
Hogan & Hartson LLP
555 Thirteenth Street, NW
Washington, DC 20004
Telephone: (202) 637-5686
Email: bwgilchrist@hhlaw.com
Meryl K. Chae, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
Telephone: (213) 687-5035
Email: mchae@skadden.com
Ms. Lolly Avant
Fidelity National Title Insurance Company
National Title Services
1900 West Loop South, Suite 650
Houston, Texas 77027
Telephone: 800/879-1677
Email: lavant@fnf.com